Exhibit 10.1

BlackRock Private Credit Fund

$70,000,000 7.14% Series 2024A Senior Notes, Tranche A, due November 18, 2027

$55,000,000 7.33% Series 2024A Senior Notes, Tranche B, due January 22, 2030

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Master Note Purchase Agreement

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Dated November 18, 2024

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Schedule A	—	Defined Terms

Schedule 1(A)	—	Form of 7.14% Series 2024A Senior Note, Tranche A, due November 18, 2027

Schedule 1(B)	—	Form of 7.33% Series 2024A Senior Note, Tranche B, due January 22, 2030

Schedule 4.4(a)	—	Form of Opinion of Special Counsel for the Company

Schedule 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

Schedule 5.3	—	Disclosure Materials

Schedule 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5	—	Financial Statements

Schedule 5.15	—	Existing Indebtedness

Schedule 10.1	—	Transactions with Affiliates

Schedule 10.2	—	Excluded Assets

Schedule 10.7	—	Investments

Exhibit 9.7	—	Form of Guaranty Agreement

Exhibit S	—	Form of Supplement to Master Note Purchase Agreement

Purchaser Schedule	—	Information Relating to Purchasers
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BlackRock Private Credit Fund

50 Hudson Yards

New York, New York 10001

7.14% Series 2024A Senior Notes, Tranche A, due November 18, 2027

7.33% Series 2024A Senior Notes, Tranche B, due January 22, 2030

November 18, 2024

To Each of the Purchasers Listed in

the Purchaser Schedule Hereto:

Ladies and Gentlemen:

BlackRock Private Credit Fund, a Delaware statutory trust (the “Company”), agrees with each of the Purchasers as follows:

Section 1. Authorization of Notes.

Section 1.1. Authorization of Notes. The Company will authorize the issue and sale of (a) $70,000,000 aggregate principal amount of its 7.14% Series 2024A Senior Notes, Tranche A, due November 18, 2027 (the “Tranche A Notes”) and (b) $55,000,000 aggregate principal amount of its 7.33% Series 2024A Senior Notes, Tranche B, due January 22, 2030 (the “Tranche B Notes”; and collectively with the Tranche A Notes, as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Series 2024A Notes”). The Series 2024A Notes shall be substantially in the form set out in Schedule 1(A) and Schedule 1(B), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern.

The Series 2024A Notes, together with each Series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 2.2, are collectively referred to as the “Notes” (such term shall also include any such notes as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13).

Section 1.2. Changes in Interest Rate. (a) If at any time a Below Investment Grade Event occurs, then:

(i) as of the date of the occurrence of a Below Investment Grade Event to and until the date on which such Below Investment Grade Event is no longer continuing (as evidenced by the receipt and delivery to the holders of the Notes of any Debt Rating necessary to cure such Below Investment Grade Event), the Notes shall bear interest at the Below Investment Grade Adjusted Interest Rate; and

BlackRock Private Credit Fund	Master Note Purchase Agreement

(ii) the Company shall promptly, and in any event within twenty (20) Business Days after a Below Investment Grade Event has occurred, notify the holders of the Notes in writing, sent in the manner provided in Section 18, that a Below Investment Grade Event has occurred and confirming the effective date of the Below Investment Grade Event and that the Below Investment Grade Adjusted Interest Rate will accrue from the date on which such Below Investment Grade Event shall have occurred and will be payable on each subsequent interest payment date until such Below Investment Grade Event is no longer continuing in consequence thereof.

(b) The reasonable, documented fees and expenses of any Acceptable Rating Agency and all other costs incurred in connection with obtaining, affirming or appealing a Debt Rating pursuant to this Section 1.2 shall be borne solely by the Company.

(c) If at any time a Secured Debt Ratio Event occurs, then:

(i) as of the earlier of (x) the date of the occurrence of a Secured Debt Ratio Event and (y) the last day of the applicable fiscal quarter or fiscal year for which financial statements delivered pursuant to Section 7.1 or Section 7.2 evidence the occurrence of a Secured Debt Ratio Event to and until the date on which such Secured Debt Ratio Event is no longer continuing (as evidenced by the receipt and delivery to the holders of the Notes of a certificate from a Senior Financial Officer of the Company certifying that such Secured Debt Ratio Event has been cured), the Notes shall bear interest at the Secured Debt Ratio Adjusted Interest Rate; and

(ii) to the extent the Company has knowledge thereof, the Company shall promptly, and in any event within twenty (20) Business Days after the Company has knowledge that a Secured Debt Ratio Event has occurred, notify the holders of the Notes in writing, sent in the manner provided in Section 18, that a Secured Debt Ratio Event has occurred and confirming the effective date of the Secured Debt Ratio Event and that the Secured Debt Ratio Adjusted Interest Rate will accrue from such effective date and will be payable on each subsequent interest payment date until such Secured Debt Ratio Event is no longer continuing, in consequence thereof.

(d) Notwithstanding anything to the contrary, if a Below Investment Grade Event and a Secured Debt Ratio Event are both continuing at the same time, then as of the date on which both such events first simultaneously existed and are continuing until the earliest date on which either or both events is no longer continuing, the Notes shall bear interest at an interest rate per annum which is 2.00% above the stated rate of the Notes (or the Default Rate based on the stated interest rate for the Note, as the case may be); provided that after such date if either the Below Investment Grade Event or the Secured Debt Ratio Event (but not both) shall continue, then the Notes shall bear interest at the Below Investment Grade Adjusted Interest Rate or the Secured Debt Ratio Adjusted Interest Rate, as applicable.

BlackRock Private Credit Fund	Master Note Purchase Agreement

(e) As used herein, “Below Investment Grade Adjusted Interest Rate” means the interest rate per annum which is 1.00% above the rate of interest then in effect on the applicable Notes (or the Default Rate based on the rate of interest then in effect on the applicable Notes, as the case may be). For the avoidance of doubt, the Below Investment Grade Adjusted Interest Rate shall not apply unless and until a Below Investment Grade Event has occurred.

(f) As used herein, a “Below Investment Grade Event” shall occur if:

(i) at any time the Company has obtained a Debt Rating from only one Acceptable Rating Agency, the then most recent Debt Rating received from such Acceptable Rating Agency that is in full force and effect (not having been withdrawn) is below Investment Grade;

(ii) at any time the Company has obtained a Debt Rating from two Acceptable Rating Agencies, the then lower of the most recent Debt Ratings received from the Acceptable Rating Agencies that are in full force and effect (not having been withdrawn) is below Investment Grade; or

(iii) at any time the Company has obtained a Debt Rating from three or more Acceptable Rating Agencies, the then second lowest of the most recent Debt Ratings received from the Acceptable Rating Agencies that is in full force and effect (not having been withdrawn) is below Investment Grade (provided, for the avoidance of doubt, if two or more of the most recent Debt Ratings are equal or equivalent to the lowest such Debt Rating, then one of such equal or equivalent Debt Ratings will be deemed to be the second lowest Debt Rating for purposes of such determination).

A Below Investment Grade Event shall end immediately upon the delivery of one or more Debt Ratings by the Company such that the foregoing conditions are no longer triggered. Upon the end of the Below Investment Grade Event, the applicable interest rate shall automatically return to the stated interest rate for the Notes (or the Default Rate based on the stated interest rate for the Notes, as the case may be).

(g) As used herein, “Secured Debt Ratio” means the ratio of (a) Secured Debt to (b) the value of the total assets of the Company and its Subsidiaries that are consolidated with the Company for purposes of GAAP (other than any of the Company’s Subsidiaries which are SBIC Subsidiaries); provided such ratio shall be determined, without duplication, on a pro forma basis giving effect to the amount of cash the Company is projected to receive from selling assets or issuing equity or unsecured debt within the succeeding sixty (60) days; provided that the Company has entered into a definitive agreement in respect of such asset sale, equity issuance or unsecured debt issuance, as applicable, which agreement provides for Company’s receipt of not less than the amount of such projected cash upon the closing of the relevant transaction within such sixty (60) day period.

(h) As used herein, “Secured Debt Ratio Adjusted Interest Rate” means the interest rate per annum which is 1.50% above the rate of interest then in effect on the applicable Notes (or the Default Rate based on the rate of interest then in effect on the applicable Notes, as the case may be). For the avoidance of doubt, the Secured Debt Ratio Adjusted Interest Rate shall not apply unless and until a Secured Debt Ratio Event has occurred.

BlackRock Private Credit Fund	Master Note Purchase Agreement

(i) As used herein, a “Secured Debt Ratio Event” shall occur if at any time within the period specified in the chart below the Company’s Secured Debt Ratio exceeds the percentage set forth opposite such period below:

Period	Secured Debt Percentage
From the Execution Date to but not including November 18, 2025	60%
At any time on or after November 18, 2025	55%

For the avoidance of doubt, the Secured Debt Ratio Event shall end immediately upon the Secured Debt Ratio (as evidenced by the receipt and delivery to the holders of the Notes of a certificate from a Senior Financial Officer of the Company certifying that such Secured Debt Ratio Event has been cured), within the period specified in the chart above, being less than or equal to the percentage set forth opposite such period above (provided that the Secured Debt Ratio is in fact less than or equal to the applicable percentage). Upon the end of the Secured Debt Ratio Event, the applicable interest rate shall automatically return to the stated interest rate for the Notes or, if applicable, the Below Investment Grade Adjusted Interest Rate (or the Default Rate based on the applicable interest rate for the Notes, as the case may be).

(j) Following the occurrence and during the continuance of an Event of Default with respect to a Series of Notes, such Series of Notes shall bear interest at the Default Rate.

Section 1.3. Interest Rate.

(a) Floating Rate Notes. The Floating Rate Notes shall initially bear interest (computed on the basis of a 360-day year and actual days elapsed) on the unpaid principal balance thereof from the date of issuance at a floating rate equal to the Adjusted Term SOFR from time to time applicable to such Floating Rate Notes, as may be adjusted in accordance with Section 1.2, payable semiannually or quarterly, as set forth in the applicable Supplement, and at maturity, until the unpaid principal balance thereof shall have become due and payable (whether at maturity, upon notice of prepayment or otherwise) and interest (so computed) on any overdue principal or interest or Prepayment Premium from the due date thereof (whether by acceleration or otherwise) and, to the extent permitted by law, at the applicable Default Rate on overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Prepayment Premium until paid.

(b) For each Floating Interest Period, the Adjusted Term SOFR applicable to the Floating Rate Notes shall be determined by the Company on the Floating Interest Rate Determination Date, and notice of the Adjusted Term SOFR shall be given to the holders of the Floating Rate Notes on such day, together with a copy of the relevant screen used for the determination of the Term SOFR Reference Rate, a calculation of Adjusted Term SOFR for such Floating Interest Period in

BlackRock Private Credit Fund	Master Note Purchase Agreement

reasonable detail, the number of days in such Floating Interest Period, the date on which interest for such Floating Interest Period will be paid in accordance with Section 1.3(a) hereof and the amount of interest expected to be paid to each holder of Floating Rate Notes on such date. In the event that the Floating Rate Required Holders do not concur with any such determination by the Company, within 10 Business Days after receipt by the holders of a notice delivered by the Company pursuant to the immediately preceding sentence, such holders shall provide notice to the Company, together with a copy of the relevant screen used for the determination of the Term SOFR Reference Rate, a calculation of the Adjusted Term SOFR for such Floating Interest Period in reasonable detail, the number of days in such Floating Interest Period, the date on which interest for such Floating Interest Period will be paid in accordance with Section 1.3(a) hereof and the amount of interest to be paid to each holder of Floating Rate Notes on such date, and any such determination made in accordance with the provisions of this Agreement by the Floating Rate Required Holders shall be binding upon the Company absent manifest error.

(c) Fixed Rate Notes. The Fixed Rate Notes shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal thereof from the date of issuance at their respective stated rate of interest payable semi-annually in arrears in each year and at maturity until such principal sum shall have become due and payable (whether at maturity, upon notice of prepayment or otherwise) and, to the extent permitted by law, at the applicable Default Rate on overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Prepayment Premium until paid.

(d) Notwithstanding anything to the contrary contained in this Agreement, the rate of interest applicable to the unpaid principal balance of the Notes of any series will in no event be higher than the maximum rate of interest permitted by applicable law (the “Maximum Rate”). If a holder shall receive any payment of interest on any Note in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the unpaid principal of the applicable Note or, if it exceeds such unpaid principal, refunded to the Company.

Section 1.4. Benchmark Replacement for Floating Rate Notes.

(a) Benchmark. Notwithstanding anything to the contrary herein, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Floating Rate Required Holders, with the consent of the Company, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the other parties hereto.

BlackRock Private Credit Fund	Master Note Purchase Agreement

(c) Notices; Standards for Decisions and Determinations. The Floating Rate Required Holders will promptly notify the Company and other parties hereto of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, and (iii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Floating Rate Required Holders (with the consent or agreement of the Company, if applicable) pursuant to this Section 1.4(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in their sole discretion and without consent from the other parties hereto.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Company in its reasonable discretion, or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Floating Rate Required Holders, with the consent of the Company, may modify the definition of “Floating Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Floating Rate Required Holders, with the consent of the Company, may modify the definition of “Floating Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

Section 1.5 Sanctioned Holder. Notwithstanding anything to the contrary in this Agreement, to the extent payments by the Company to a Sanctioned Holder would be prohibited under applicable law, the Company shall not be required to pay, and it shall not be a Default hereunder for the failure of the Company to pay, any payments of principal, interest, including interest at the Default Rate, Make-Whole Amount, or Prepayment Premium to a Sanctioned Holder until such holder (or a permitted transferee thereof) is no longer a Sanctioned Holder or such payment is no longer prohibited under applicable law. The Company may, in its sole discretion, make any such payment due to a Sanctioned Holder into a blocked account, including pursuant to 31 C.F.R. Part 501, or otherwise restrict in any manner the Company determines is consistent with, or in furtherance of, the requirements of applicable law.

Section 2. Sale and Purchase of Notes.

Section 2.1. Sale and Purchase of Series 2024A Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at each Closing provided for in Section 3, Series 2024A Notes in the principal amount and tranche specified opposite such Purchaser’s name in the

BlackRock Private Credit Fund	Master Note Purchase Agreement

Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2. Additional Series of Notes. The Company may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell one or more promissory notes under the provisions of this Agreement pursuant to a supplement (a “Supplement”) substantially in the form of Exhibit S. Any additional notes (as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution thereof pursuant to Section 13, “Additional Notes”) issued pursuant to a Supplement shall be subject to the following terms and conditions:

(i) if such Additional Notes will constitute a new Series, each such Series of Additional Notes, when so issued, shall be differentiated from all previous Series by sequential designation inscribed thereon;

(ii) Additional Notes of the same Series may consist of more than one different and separate tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but all such different and separate tranches of the same Series shall vote as a single class and constitute one Series;

(iii) each Series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants as shall be specified in the Supplement under which such Additional Notes are issued and upon execution of any such Supplement, this Agreement shall be amended (a) to reflect such additional covenants and any associated cure rights or grace periods without further action on the part of the holders of the Notes outstanding under this Agreement, provided, that any such additional covenants, including for the avoidance of doubt, any associated cure rights or grace periods, shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding and, provided further, for the avoidance of doubt, no covenant, definition, default, cure right or grace period expressly set forth in this Agreement as of the date of this Agreement shall be deemed to be amended or deleted in any respect to be less favorable to the holders of the Notes by virtue of the provisions of this clause (iii), and (b) to reflect such representations and warranties as are contained in such Supplement for the benefit of the holders of such Additional Notes in accordance with the provisions of Section 16;

(iv) any Additional Notes may be issued with a premium or discount as necessary in order to make such Additional Notes fungible for federal income tax and securities law purposes with any existing Series or tranche of Notes issued hereunder;

BlackRock Private Credit Fund	Master Note Purchase Agreement

(v) each Series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit S hereto with such variations, omissions and insertions as are necessary or permitted hereunder;

(vi) the minimum principal amount of any Additional Note issued under a Supplement shall be $100,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $100,000 or more;

(vii) all Additional Notes shall rank pari passu with all other outstanding Notes; and

(viii) no Additional Notes shall be issued hereunder if at the time of issuance thereof and immediately after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.

Section 3. Closing.

This Agreement shall be executed and delivered at the offices of Chapman and Cutler LLP, 320 South Canal Street, Chicago, Illinois 60606, on November 18, 2024 (the “Execution Date”).

The sale and purchase of the Series 2024A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 320 South Canal Street, Chicago, Illinois 60606, at 8:00 am Chicago time, at not more than two closings (individually, a “Closing” and, collectively, the “Closings”). The first Closing shall be in respect of the Tranche A Notes and shall be held on November 18, 2024 (the “First Closing”) and the second Closing shall be in respect of Tranche B Notes and shall be held on January 22, 2025 (the “Second Closing”) or, in each case, on such later Business Day as may be mutually agreed upon by the Company and the applicable Purchasers of the Tranche A Notes and the Tranche B Notes, respectively.

At each Closing, the Company will deliver to each applicable Purchaser the Series 2024A Notes of the tranche to be purchased by such Purchaser in the form of a single Series 2024A Note for such tranche of Notes to be purchased by such Purchaser (or such greater number of Series 2024A Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of such Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company pursuant to the funding instructions delivered pursuant to Section 4.10. If at such Closing the Company shall fail to tender such Series 2024A Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction. The purchase by a Purchaser of Notes at such Closing is deemed to be an agreement by such Purchaser that the applicable conditions set forth in Sections 4.3, 4.4, 4.5, 4.8 and 4.10 have been satisfied.

BlackRock Private Credit Fund	Master Note Purchase Agreement

Section 4. Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at a Closing (or in the case of Additional Notes, the Additional Purchasers’ obligations under a Supplement and the closing referenced therein) is subject to the fulfillment to such Purchaser’s (or Additional Purchasers, as the case may be) satisfaction, prior to or at such Closing, of the applicable conditions set forth in this Section 4.

Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made on the Execution Date and at each Closing (except to the extent of changes caused by the transactions contemplated herein).

Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing. From the Execution Date until such Closing, before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Change in Control, Default or Event of Default shall have occurred and be continuing.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of such Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) the Company’s organizational documents as then in effect.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of such Closing (a) from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, covering the matters set forth in Schedule 4.4(a) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of such Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the

BlackRock Private Credit Fund	Master Note Purchase Agreement

date hereof. If requested by such Purchaser at least 5 days prior to such Closing, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with each Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the applicable tranche of Notes to be purchased by it at such Closing as specified in the Purchaser Schedule.

Section 4.7. Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before each Closing the reasonable and documented out-of-pocket-fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least three Business Days prior to such Closing.

Section 4.8. Private Placement Number. With respect to each Closing, a Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services (in cooperation with the SVO) shall have been obtained for each tranche of Notes to be issued at such Closing.

Section 4.9. Changes in Legal Structure. The Company shall not have changed its jurisdiction of organization or been a party to any merger or consolidation (in each case, other than as permitted under Section 10.2) or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Funding Instructions. (a) At least five (5) Business Days prior to the date of each Closing, each applicable Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company specifying (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number, (c) the account name and number into which the purchase price for such Purchaser’s Notes is to be deposited, which account shall be fully opened and able to receive micro deposits in accordance with this Section 4.10 at least five (5) Business Days prior to the date of Closing and (d) contact information of a representative at the transferee bank and a representative at the Company who will be available to confirm such instructions by telephone.

(b) Each Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (less than $50.00) to the account identified in the written instructions no later than two (2) Business Days prior to the date of the applicable Closing. If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to the date of the applicable Closing. The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes.

BlackRock Private Credit Fund	Master Note Purchase Agreement

(c) At least two (2) Business Days prior to the date of such Closing, if requested by a Purchaser, a Responsible Officer of the Company shall have confirmed the aforementioned written instructions in a live video conference call made available to the Purchasers.

Section 4.11. Debt Rating. With respect to each Closing, the Notes to be issued at such Closing shall have received a Debt Rating of “BBB-” or better by Kroll. In the event such Debt Rating is not a public rating, the Company will provide to each Purchaser a Private Rating Letter evidencing such Debt Rating and a Private Rating Rationale Report with respect to such Debt Rating.

Section 4.12. Reserved.

Section 4.13. Proceedings and Documents. All statutory trust and other proceedings in connection with the transactions contemplated by this Agreement and, to the extent reasonably requested in writing by a Purchaser at least three (3) Business Days prior to such Closing, all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4.14. Conditions to Issuance of Additional Notes. The obligations of the Additional Purchasers to purchase any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

(a) Compliance Certificate. A duly authorized Senior Financial Officer of the Company shall execute and deliver to each Additional Purchaser an Officer’s Certificate dated the date of issue of such Additional Notes stating that such officer has reviewed the provisions of this Agreement (including any Supplements hereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether the Company is in compliance with the requirements of Section 10.8 on such date (based upon the financial statements for the most recent fiscal quarter ended prior to the date of such certificate but after giving effect to the issuance of such Additional Notes and the application of the proceeds thereof).

(b) Execution and Delivery of Supplement. The Company and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S hereto.

(c) Representations of Additional Purchasers. Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 6 are true with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes.

(d) Execution and Delivery of Guaranty Ratification. Each Subsidiary Guarantor, if any, shall execute and deliver a ratification of its Subsidiary Guaranty.

BlackRock Private Credit Fund	Master Note Purchase Agreement

Section 5. Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser as of the Execution Date and the date of each Closing (or, if any such representations and warranties expressly relate to an earlier date, than as of such earlier date) that:

Section 5.1. Organization; Power and Authority. The Company is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign statutory trust and is in good standing in each jurisdiction in which such qualification is required by law, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the legal power and authority to own or hold under lease the properties it purports to own or hold under lease that individually or in the aggregate are Material, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary statutory trust action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. (a) The Company, through its agent, SMBC Nikko Securities America, Inc., has delivered to each Purchaser a copy of an Investor Presentation, dated August 2024 (the “Presentation”), relating to the transactions contemplated hereby. This Agreement, the Presentation, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company (other than financial projections and other forward-looking information referenced in Section 5.3(b), information relating to third parties and information of a general economic or general or specific industry nature) prior to November 1, 2024 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Presentation and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, did not as of November 1, 2024, and, after taking into account all updates and/or supplements thereto and the same having been delivered to the Purchasers, do not, as of the date of each Closing, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2023, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

BlackRock Private Credit Fund	Master Note Purchase Agreement

(b) All financial projections and other forward-looking information which has been delivered to each Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement are based upon good faith assumptions and, in the case of financial projections of the Company, good faith estimates, in each case, believed to be reasonable at the time made, it being recognized that (1) such financial information as it relates to future events is subject to significant and inherent uncertainty and contingencies (many of which are beyond the control of the Company) and are therefore not to be viewed as fact, and (2) actual results during the period or periods covered by such financial information may materially differ from the results set forth therein.

Section 5.4. Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 (as may be updated by the Company for the Second Closing and each Closing pursuant to any Supplement executed and delivered in connection with such Closing) contains (except as noted therein) complete and correct lists as of the date of such Closing of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor, and (ii) the Company’s trustees and senior officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 (as may be updated by the Company for the Second Closing and each Closing pursuant to any Supplement executed and delivered in connection with such Closing) as being owned by the Company and its Subsidiaries have been validly issued, and, to the extent applicable, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c) Each Subsidiary is a limited liability company or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign limited liability company or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, except in those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the limited liability company or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, except where the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) No Subsidiary is subject to any material legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 (as may be updated by the Company for the Second Closing and each Closing pursuant to any Supplement executed and delivered in connection with such Closing) and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

BlackRock Private Credit Fund	Master Note Purchase Agreement

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its consolidated subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes, but excluding all financial projections and other forward-looking information) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and lack of footnotes).

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, (A) any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected or (B) the declaration of trust, bylaws, limited liability company agreement or other organizational documents of the Company or any Subsidiary, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, in each case, except where any of the foregoing (other than clause (i)(B)), individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.7. Governmental Authorizations, Etc. Assuming the accuracy of the representations and warranties of each of the Purchasers of the Notes, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, other than (i) any filing required under the Exchange Act or the rules or regulations promulgated thereunder on Form 8-K, Form 10-Q or Form 10-K which filings have been made or will be made, or (ii) such as have been obtained or made and are or will be in full force and effect.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

BlackRock Private Credit Fund	Master Note Purchase Agreement

Section 5.9. Taxes. The Company and its Subsidiaries have filed all federal and state income and other material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for any such conflicts that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b) To the knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(c) To the knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12. Compliance with Employee Benefit Plans. (a) Neither the Company nor any ERISA Affiliate maintains, contributes to or is obligated to maintain or contribute to, or has, at any time within the past six years, maintained, contributed to or been obligated to maintain or contribute to, any employee benefit plan which is subject to Title I or Title IV of ERISA or section 4975 of the Code (a “U.S. Plan”), nor any Non-U.S. Plans that could reasonably be expected to

BlackRock Private Credit Fund	Master Note Purchase Agreement

have a Material Adverse Effect. The Company has not engaged in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code with respect to any U.S. Plan that could reasonably be expected to have a Material Adverse Effect. None of the assets of the Company are or shall be treated as “plan assets” pursuant to 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

(b) The execution and delivery of this Agreement and the issuance and sale of the Notes pursuant hereto do not involve any transaction that is subject to the prohibitions of section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(b) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series 2024A Notes or, within one year prior to the date of this Agreement, any substantially similar debt Securities for sale to, or solicited any offer to buy the Series 2024A Notes or any substantially similar debt Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than seventy-five (75) other Institutional Investors, each of which has been offered the Series 2024A Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2024A Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series 2024A Notes hereunder for the general corporate purposes of the Company and its Subsidiaries, including to make investments, repay existing debt and make distributions permitted by this Agreement. No part of the proceeds from the sale of the Series 2024A Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 (as may be updated by the Company for the Second Closing and each Closing pursuant to any Supplement executed and delivered in connection with such Closing) sets forth a complete and correct list of all outstanding Material Indebtedness of the Company and its Subsidiaries (provided the aggregate amount of all Indebtedness not listed on Schedule 5.15 does not exceed $50,000,000) as of the last business day of the month immediately preceding the First Closing, since which date there has been no Material change in the amounts, interest rates, sinking

BlackRock Private Credit Fund	Master Note Purchase Agreement

funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries (other than changes in outstanding amounts, without change in the aggregate commitments in effect on such date, or changes in “floating” interest rates). As of the last business day of the month immediately preceding the First Closing, neither the Company nor any Subsidiary is in default with respect to the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and, to the knowledge of the Company, no event or condition exists with respect to any Material Indebtedness of the Company and its Subsidiaries that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Material Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15 (as may be updated by the Company for the Second Closing, and each Closing pursuant to any Supplement executed and delivered in connection with such Closing).

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations, the United Kingdom or the European Union.

(b) Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c) No part of the proceeds from the sale of the Notes hereunder:

(i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity (A) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii) will be used in a manner that will result in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii) will be used for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

BlackRock Private Credit Fund	Master Note Purchase Agreement

(d) The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17. [Reserved].

Section 5.18. Environmental Matters. (a) Neither the Company nor any Subsidiary has received any written notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary has knowledge of any facts which would reasonably be expected to give rise to any claim, public or private, of violation of Environmental Laws by the Company or any Subsidiary, except, in each case, such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which would reasonably be expected to give rise to liability under any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19. Investment Company Act. (a) The Company has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and to be treated as a RIC.

(b) The business and other activities of the Company and its Subsidiaries, including the issuance of the Notes hereunder, the application of the proceeds and repayment thereof by the Company and the consummation of the transactions contemplated by this Agreement do not result in a violation or breach in any material respect of the provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder, in each case that are applicable to the Company and its Subsidiaries.

(c) The Company is in compliance in all respects with the Investment Policies, except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

BlackRock Private Credit Fund	Master Note Purchase Agreement

Section 5.20. Priority of Obligations. The Company’s payment obligations under this Agreement and the Notes will, upon issuance of the Notes, rank at least pari passu in right of payment, without preference or priority, with all other unsubordinated Indebtedness of the Company.

Section 6. Representations of the Purchasers.

Section 6.1. Purchase for Investment. (a) Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

(b) Each Purchaser severally understands and agrees that it will not transfer the Notes or any part or portion thereof held by it (i) to any Person who is not an Institutional Investor or who is a Competitor or (ii) in violation of applicable law.

Section 6.2. Source of Funds. Each Purchaser severally represents that no source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder is derived from any Blocked Person or activities that violate, or would violate if engaged in by the Company, any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws and that at least one of the following statements is an accurate representation as to each Source to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

BlackRock Private Credit Fund	Master Note Purchase Agreement

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption) that is not ineligible to rely on the QPAM Exemption, no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g)(2) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) none of clauses (a) through (f) apply to the Source and the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

BlackRock Private Credit Fund	Master Note Purchase Agreement

(h) the Source does not include assets of any employee benefit plan, other than a plan that is not subject to ERISA or section 4975 of the Code.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 6.3. Legends. Each Purchaser understands that the Notes may be notated with one or both of the following legends:

(a) “THE NOTE REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 IS AVAILABLE.”

(b) Any legend required by the securities laws of any state to the extent such laws are applicable to the Notes represented by the certificate, instrument or book entry so legended.

Section 6.4. Investment Experience; Access to Information. Each Purchaser severally represents that it (a) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and an “Institutional Account” as defined in FINRA Rule 4512(c), (b) either alone or together with its representatives has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment and make an informed decision to so invest, and has so evaluated the risks and merits of such investment, (c) has the ability to bear the economic risks of this investment and can afford a complete loss of such investment, (d) understands the terms of and risks associated with the purchase of the Notes, including, without limitation, a lack of liquidity, pricing availability and risks associated with the industry in which the Company operates, (e) has had the opportunity to review (i) the Disclosure Documents, (ii) the Annual Report on Form 10-K for the Company for the fiscal year ended December 31, 2023, (iii) the Quarterly Reports on Form 10-Q for the Company for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 and (iv) such other disclosure regarding the Company, its business and its financial condition as such Purchaser has determined to be necessary in connection with the purchase of the Notes, and (f) has had an opportunity to ask such questions and make such inquiries concerning the Company, its business, its management and its financial affairs and condition, in each case, as such Purchaser has deemed appropriate in connection with such purchase and to receive satisfactory answers to such questions and inquiries.

Section 6.5. Authorization. Each Purchaser, or Assignee following an assignment in accordance with Section 13.2, as applicable, severally represents that (a) it has full power and authority to enter into this Agreement and (b) this Agreement, when executed and delivered by such Purchaser or assigned to an Assignee in accordance with Section 13.2, will constitute valid

BlackRock Private Credit Fund	Master Note Purchase Agreement

and legally binding obligations of such Purchaser or Assignee, as applicable, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 6.6. Restricted Securities. Each Purchaser understands that the Notes have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each Purchaser’s representations as expressed herein. Each Purchaser understands that the Notes are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, each Purchaser must hold the Notes indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Purchaser acknowledges that the Company has no obligation to register or qualify the Notes for resale. Each Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Notes, and on requirements relating to the Company which are outside of such Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

Section 6.7. No Public Market. Each Purchaser understands that no public market now exists for the Notes, and that the Company has made no assurances that a public market will ever exist for the Notes.

Section 6.8. Acknowledgment. Each Purchaser acknowledges (for itself and for each account for which such purchaser is acquiring Notes hereunder) that such Purchaser has carefully reviewed the Disclosure Documents and has been furnished with all other materials that it considers relevant to an investment in the Notes, has had a full opportunity to ask questions of and receive answers from the Company or any Person or Persons acting on behalf of the Company concerning the terms and conditions of an investment in the Notes, has independently made its own analysis and decision to invest in the Notes, and no statement or printed material which is contrary to the Disclosure Documents has been made or given to such Purchaser by or on behalf of the Company.

Section 6.9. Foreign Assets Control Regulations, Etc. Each Purchaser severally represents that (i) it is not a Blocked Person, (ii) nor has it been notified that its name appears or may in the future appear on a State Sanctions List. No Purchaser will knowingly use funds from any payment made under this Agreement (i) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Blocked Person, (ii) for any purpose that would cause the Company to be in violation of any U.S. Economic Sanctions Laws, or (iii) otherwise in violation of any U.S. Economic Sanctions Laws.

BlackRock Private Credit Fund	Master Note Purchase Agreement

Section 7. Information as to Company

The Company covenants that, on and after the date hereof until the date that all principal, interest, Make-Whole Amount (if any), Prepayment Premium (if any), fees or expenses with respect to the Notes has been paid in full (such date, the “Termination Date”):

Section 7.1. Financial and Business Information. The Company shall deliver (or cause to be delivered) to each Purchaser and holder of a Note that is an Institutional Investor (other than any Sanctioned Holder):

(a) Quarterly Statements

(i) Within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof any (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

(A) a consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such quarter, and

(B) consolidated statements of operations, changes in net assets and cash flows of the Company and its consolidated subsidiaries, for such quarter and (in the case of the consolidated statements of operations for the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally (other than absence of footnotes and year-end adjustments), and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the Company and its consolidated subsidiaries being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b) Annual Statements

(i) Within 105 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the

BlackRock Private Credit Fund	Master Note Purchase Agreement

Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of:

(A) a consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such year, and

(B) consolidated statements of operations, changes in net assets and cash flows of the Company and its consolidated subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception as to the Company (other than as a result of the impending maturity or any prospective default under any agreement providing for Indebtedness of the Company, including this Agreement and the Notes) and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each report, notice, proxy statement or similar document sent by the Company or any Subsidiary (x) to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (y) to its public Securities holders generally (excluding notices sent to holders of capital stock under Section 19(a) of the Investment Company Act), and (ii) each regular or periodic report;

(d) Notice of Default or Event of Default — promptly, and in any event within 10 Business Days after a Responsible Officer having actual knowledge of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

BlackRock Private Credit Fund	Master Note Purchase Agreement

(e) Employee Benefits Matters — promptly, and in any event within 10 Business Days after a Responsible Officer having actual knowledge of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof, if such reportable event, or action necessitating such reportable event, would reasonably be expected to result in a Material Adverse Effect;

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a written notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, if such actions, taken together with any other such actions then existing, would reasonably be expected to have a Material Adverse Effect;

(iii) any event, transaction or condition that would result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; or

(iv) receipt by the Company or any ERISA Affiliate of written notice of the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans that would reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, and except as prohibited by applicable law, rule, regulation or process of such Governmental Authority, copies of any written notice to the Company or any Subsidiary from any Governmental Authority commencing any action, suit, proceeding or investigation that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(g) Resignation or Replacement of Auditors — within 10 Business Days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, written notification thereof, together with such further information as the Required Holders may request;

BlackRock Private Credit Fund	Master Note Purchase Agreement

(h) Debt Rating — promptly following the occurrence thereof, written notice of any change in the Debt Rating for the Notes;

(i) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by the Required Holders or, upon the request of any holder, any information requested or required by its regulators to the extent reasonably available to the Company, in each case to the extent reasonably available to the Company; and

(j) Supplements — promptly, and in any event within 10 Business Days after the execution and delivery of any Supplement, a copy thereof.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a Purchaser or holder of a Note pursuant to Section 7.1(a)(i) or Section 7.1(b)(i) shall be accompanied by a certificate of a Senior Financial Officer of the Company:

(a) Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10.8 or any Incorporated Covenant during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and reasonably detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section or such Incorporated Covenant, as applicable, and the calculation of the amount, ratio or percentage then in existence. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b) Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

(c) Subsidiary Guarantors – setting forth a statement of any changes to the list of all Subsidiaries that are Subsidiary Guarantors since the most recent statement delivered pursuant to this Section 7.2(c) and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.7 is a Subsidiary Guarantor, in each case, as of the date of such certificate of Senior Financial Officer.

BlackRock Private Credit Fund	Master Note Purchase Agreement

Section 7.3. Visitation. The Company shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor (other than any Sanctioned Holder):

(a) No Default — if no Default or Event of Default then exists and is continuing, at the expense of such Purchaser or holder and upon at least ten (10) Business Days prior written notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as may be reasonably requested in writing; provided, that such visitation rights set forth in this clause (a) may be exercised only once per calendar year for each holder of a Note; and

(b) Default — if a Default or Event of Default then exists and is continuing, at the expense of the Company and upon at least ten (10) Business Days’ prior written notice to the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested in writing.

Section 7.4. Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered (or caused to be delivered) by the Company pursuant to Sections 7.1(a), (b), (c) or (h) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(a) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) or Section 7.1(i) are delivered to each Purchaser and holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;

(b) the Company shall have timely filed a Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a), Section 7.1(b) or Section 7.1(i), as the case may be, with the SEC on EDGAR and shall have made such form accessible from its home page on the internet, and shall have delivered, with respect to Section 7.1(a)(i) or Section 7.1(b)(i), the related Officer’s Certificate satisfying the requirements of Section 7.2 to each holder of a Note by electronic mail;

BlackRock Private Credit Fund	Master Note Purchase Agreement

(c) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) or Section 7.1(i), or any Supplement referred to in Section 7.1(j), as applicable, is/are timely posted by or on behalf of the Company on Intralinks or on any other similar website to which each holder of Notes has free access; or

(d) the Company shall have timely filed any of the items referred to in Section 7.1(c) or Section 7.1(i) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on Intralinks or on any other similar website to which each holder of Notes has free access;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), the Company shall have given each holder of a Note written notice, which may be by e-mail, included in the Officer’s Certificate delivered pursuant to Section 7.2 or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

Section 7.5 Limitation on Competitors. Under no circumstances shall the Company or any subsidiary be required to disclose any information pursuant to Section 7.1(i) or Section 7.3 to any Person that is a Competitor or a Sanctioned Holder.

Section 8. Payment and Prepayment of the Notes.

Section 8.1. Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount or Prepayment Premium. (a) The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any Series or tranche of the Notes, in an amount not less than $1,000,000 of the aggregate principal amount of the applicable Series or tranche of Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid and the Prepayment Premium in the case of a Floating Rate Note and the Make-Whole Amount in the case of a Fixed Rate Note, in each case determined for the prepayment date with respect to such principal amount; provided, that, at any time on or after October 18, 2027, the Company may, at its option, upon notice as provided below, prepay all or any part of the Tranche A Notes at 100% of the principal amount so prepaid, together with accrued interest to, but not including, the prepayment date; provided, further that, at any time on or after October 22, 2029, the Company may, at its option, upon notice as provided below, prepay all or any part of the Tranche B Notes at 100% of the principal amount so prepaid, together with accrued interest to, but not including, the prepayment date. The Company will give each holder of Notes written notice of each optional

BlackRock Private Credit Fund	Master Note Purchase Agreement

prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the Make-Whole Amount, if any, and the Prepayment Premium, if any, due in connection with such prepayment, setting forth the details of such computation.

(b) Notwithstanding anything contained in this Section 8.2 to the contrary, if and so long as any Default or Event of Default shall have occurred and be continuing, any partial prepayment of the Notes pursuant to the provisions of Section 8.2(a) shall be allocated among all of the Notes of all Series and tranches at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of the applicable Series or tranche at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment; provided that, notwithstanding the foregoing but subject to Section 8.2(b), and for the avoidance of doubt, the Company may optionally prepay any tranche of Series 2024A Notes without the allocation of such prepayment among all of the Notes at the time outstanding, if the Tranche A Notes are paid in full at any time on or after October 18, 2027 or the Tranche B Notes are paid in full at any time on or after October 22, 2029.

Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Prepayment Premium, if any, or Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Prepayment Premium, if any, or Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. Purchase of Notes. The Company will not and will not permit any Controlled Entity to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or a Controlled Entity pro rata to the holders of the applicable Series or tranche of Notes at the time outstanding upon the same terms and conditions; provided, that if and so long as any Default or Event of Default exists, such written offer shall be made pro rata to the holders of all Notes of all Series and tranches outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least ten (10) Business Days. If the holders of more than

BlackRock Private Credit Fund	Master Note Purchase Agreement

25% of the principal amount of the applicable Series or tranche of Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such Series or tranche of Notes of such fact and the expiration date for the acceptance by holders of such Series or tranche of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least five (5) Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Controlled Entity pursuant to any payment, prepayment or purchase of Notes and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6. Make-Whole Amount; Prepayment Premium.

For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Make-Whole Amount” means, with respect to any Fixed Rate Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Fixed Rate Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Fixed Rate Note, the principal of such Fixed Rate Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Fixed Rate Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Fixed Rate Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Fixed Rate Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Fixed Rate Note.

BlackRock Private Credit Fund	Master Note Purchase Agreement

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Fixed Rate Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Fixed Rate Note.

“Remaining Average Life” means, with respect to any Called Principal of any Fixed Rate Note, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of 12 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Fixed Rate Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Fixed Rate Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Fixed Rate Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

For the purposes of determining the Prepayment Premium, the following terms have the following meanings:

“Called Principal” means, with respect to any Floating Rate Note, the principal of such Floating Rate Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

BlackRock Private Credit Fund	Master Note Purchase Agreement

“Prepayment Premium” is set forth in the applicable Supplement with respect to any Additional Notes that are Floating Rate Notes.

Section 8.7. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on (A) any Fixed Rate Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day and (B) any Floating Rate Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or the Make-Whole Amount on, or the Prepayment Premium on, any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day. In the event that interest is payable on the next succeeding Business Day and includes the additional days elapsed in the computation of interest payable on such next succeeding Business Day as described in this Section 8.7, the subsequent interest period will be reduced by the number of additional days that were included in the prior interest payment.

Section 8.8. Change in Control.

(a) Notice of Change in Control. The Company will, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. Such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.8 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.8.

(b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Section 8.8 Proposed Prepayment Date”). Such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Section 8.8 Proposed Prepayment Date shall not be specified in such offer, the Section 8.8 Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

(c) Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance to be delivered to the Company not later than 10 Business Days (or at the end of such period required by law, if longer) after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute rejection of such offer by such holder.

(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to, but excluding, the date of prepayment, but without Make-Whole Amount, Prepayment Premium or other premium.

BlackRock Private Credit Fund	Master Note Purchase Agreement

(e) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Section 8.8 Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to, but excluding, the Section 8.8 Proposed Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

(f) Definitions.

“Change in Control” means:

(a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date of the First Closing), other than the Advisor or BlackRock Parent, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company;

(b) the acquisition of direct or indirect Control of the Company by any Person or group other than the Advisor or BlackRock Parent; or

(c) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date of the First Closing), other than BlackRock Parent, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Advisor or BlackRock Parent; or

(d) the Advisor ceases to be the investment advisor for the Company provided that, notwithstanding the foregoing, (i) with respect to paragraphs (b), (c) and (d) of the definition of “Change in Control,” any transaction that does not result in an “assignment” (within the meaning of the Investment Company Act) of the investment advisory agreement between the Company and the Advisor will not be a Change in Control and (ii) a holding company or special purpose acquisition vehicle or a Subsidiary thereof shall not be considered a “Person” and instead the equityholders of such holding company or special purpose acquisition vehicle (other than any other holding company or special purpose acquisition vehicle) shall be considered for purposes determining whether a Change in Control has occurred.

BlackRock Private Credit Fund	Master Note Purchase Agreement

Section 9. Affirmative Covenants.

The Company covenants that, from the date of this Agreement until the First Closing and thereafter until the Termination Date:

Section 9.1. Compliance with Laws. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

BlackRock Private Credit Fund	Master Note Purchase Agreement

Section 9.5. Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep its statutory trust or other existence in full force and effect. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the limited liability company or other existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

Section 9.7. Subsidiary Guarantors. (a) The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:

(i) enter into (A) an agreement substantially in the form of Exhibit 9.7 hereto providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries providing a guaranty, of (x) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make-Whole Amount, Prepayment Premium or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder and (y) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Subsidiary Guaranty”) or (B) a joinder to the Subsidiary Guaranty; and

(ii) deliver the following to each holder of a Note:

(A) an executed counterpart of such Subsidiary Guaranty or a joinder thereto;

(B) a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6 and 5.7 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company);

BlackRock Private Credit Fund	Master Note Purchase Agreement

(C) all customary documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder of the type described in Section 4.3(b); and

(D) a customary opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request.

(b) At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under such Material Credit Facility, (ii) immediately after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Subsidiary Guaranty, (iv) if, solely as a result of such Subsidiary Guarantor being released and discharged under any Material Credit Facility (other than in connection with a sale of such Subsidiary or its Equity Interests), any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility specifically for such release (which, for the avoidance of doubt, shall not include any prepayment to any such holders of Indebtedness under such Material Credit Facility in connection with an asset sale or other disposition or any prepayment premium or penalty or any other fee that was part of such Material Credit Facility prior to such release or discharge), the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv).

Section 9.8. Status of BDC and RIC. The Company shall at all times either (a) maintain its status as a “business development company” under the Investment Company Act and as a RIC under the Code, subject to any applicable grace periods set forth in the Code or (b) be a direct or indirect wholly-owned Subsidiary of a Person that qualifies as a “business development company” under the Investment Company Act and as a RIC under the Code, subject to any applicable grace periods set forth in the Code.

Section 9.9. Investment Policies. The Company shall at all times be in compliance with its Investment Policies, except to the extent that the failure to so comply would not reasonably be expected to result in a Material Adverse Effect.

Section 9.10. Rating Confirmation. (a) The Company shall at all times maintain a Debt Rating for the Notes from an Acceptable Rating Agency; provided that in the event a Debt Rating for the Notes is withdrawn, the Company shall have 60 days after such withdrawal to cause an Acceptable Rating Agency to issue a Debt Rating for the Notes.

BlackRock Private Credit Fund	Master Note Purchase Agreement

(b) At any time that the Debt Rating maintained pursuant to clause (a) above is not a public rating, the Company will provide to each holder of a Note (x) at least annually (on or before each anniversary of the date of the First Closing) and (y) as soon as available, which in any event shall not be later than the next annual anniversary date, upon any change in such Debt Rating, an updated Private Rating Letter evidencing such Debt Rating and an updated Private Rating Rationale Report with respect to such Debt Rating. In addition to the foregoing information, if the SVO or any other regulatory authority having jurisdiction over any holder of any Notes from time to time requires any additional information with respect to the Debt Rating of the Notes, the Company shall use commercially reasonable efforts to procure such information from the Acceptable Rating Agency.

Section 9.11. Most Favored Lender. (a) If a Specified Credit Facility shall include any MFL Financial Covenant or MFL Cure Right Provision and (i) such MFL Financial Covenant is not contained in this Agreement or (ii) such MFL Financial Covenant or MFL Cure Right Provision would be more beneficial to the holders of Notes than any analogous restriction, event of default, cure right or provision and related defined terms contained in this Agreement (any such restriction, event of default, cure right or provision, an “Additional Covenant”), then the Company shall provide a Most Favored Lender Notice to the holders of Notes; provided that, for the avoidance of doubt and without limiting the foregoing, the absence of an MFL Cure Right Provision in a Specified Credit Facility that has financial covenants that are the same as the financial covenants set forth in Section 10.8 (and have the same related definitions) would be more beneficial to the holders of Notes. Thereupon, unless waived in writing by the Required Holders within ten (10) Business Days after receipt of such notice by the holders of the Notes, such Additional Covenant (including any associated cure or grace period and related defined terms) shall be deemed automatically incorporated by reference into this Agreement, or in the case of the absence of an MFL Cure Right Provision in a Specified Credit Facility that has financial covenants that are the same as the financial covenants set forth in Section 10.8 (and have the same related definitions), the Cure Right set forth in this Agreement shall be deemed automatically removed from this Agreement, mutatis mutandis, as if set forth fully herein or so removed, without any further action required on the part of any Person, effective as of the date when such Additional Covenant became effective under such Specified Credit Facility. Thereafter, upon the request of any holder of a Note, the Company shall enter into any additional agreement or amendment to this Agreement reasonably requested by such holder evidencing any of the foregoing.

(b) Any Additional Covenant (including any associated cure right, cure period and any associated defined term and all qualifications, limitations and exceptions thereto) incorporated into this Agreement pursuant to this Section 9.11 (herein referred to as an “Incorporated Covenant”) (i) shall be deemed automatically amended herein to reflect any subsequent waivers, supplements, modifications or amendments made to such Additional Covenant (including any associated cure right, cure period or grace period and any associated defined terms and all qualifications, limitations and exceptions thereto) under the Specified Credit Facility that contains the relevant Additional Covenant; provided that if any Default or Event of Default then exists (including in respect of such Incorporated Covenant) and the amendment of such Additional Covenant would

BlackRock Private Credit Fund	Master Note Purchase Agreement

result in such Additional Covenant being less restrictive on the Company, such Incorporated Covenant shall only be deemed automatically amended at such time as no Default or Event of Default then exists and (ii) shall be deemed automatically deleted from this Agreement at such time as such Additional Covenant is deleted or otherwise removed from the Specified Credit Facility, including if the Specified Credit Facility is terminated or otherwise no longer in effect; provided that, if a Default or an Event of Default then exists (including in respect of such Incorporated Covenant), such Incorporated Covenant shall only be deemed automatically deleted from this Agreement at such time as no Default or Event of Default then exists; provided further, however, that in the case of both clauses (i) and (ii) above, if any fee or other consideration shall be given to the lenders under such Specified Credit Facility for such amendment or deletion, the equivalent of such fee or other consideration (determined in the case of a fee as an equivalent proportion of outstanding commitments or principal amount, as applicable) shall be given, pro rata, to the holders of the Notes. Upon the request of the Company, the holders of Notes shall (at the Company’s sole cost and expense) enter into any additional agreement or amendment to this Agreement requested by the Company evidencing the waiver, supplement, modification or amendment or deletion of any such Incorporated Covenant in accordance with the terms hereof. For the avoidance of doubt, no covenant, definition or default expressly set forth in this Agreement as of the date of this Agreement (or incorporated into this Agreement by an amendment or modification to this Agreement other than pursuant to this Section 9.11) shall be deemed to be amended or deleted in any manner to be less restrictive on the Company by virtue of the provisions of this Section 9.11.

Section 10. Negative Covenants.

The Company covenants that, from the date of this Agreement until the First Closing and thereafter until the Termination Date:

Section 10.1. Transactions with Affiliates. The Company will not, and will not permit any other Obligors to enter into any material transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except:

(a) transactions in the ordinary course of business (it being agreed that affiliate transactions that are expressly permitted to be undertaken by a “business development company” under the Investment Company Act and the rules and regulations promulgated thereunder will be deemed to be in the ordinary course of business for purposes of this Section 10.1) at prices and on terms and conditions, taken as a whole, not materially less favorable to the Company or such other Obligor, as applicable, than could be obtained on an arm’s-length basis from unrelated third parties;

(b) transactions between or among the Company and any other Obligors not involving any other Affiliate;

(c) transactions among the Company and/or its Subsidiaries pursuant to Section 10.2, Investments permitted by Section 10.7 and Restricted Payments permitted by Section 10.6;

BlackRock Private Credit Fund	Master Note Purchase Agreement

(d) the Affiliate Agreements and the transactions provided in the Affiliate Agreements (as such agreement is amended, modified or supplemented from time to time in a manner not materially adverse to the holders of the Notes);

(e) transactions described or referenced on Schedule 10.1;

(f) any Investment that results in the creation of an Affiliate;

(g) transactions with one (1) or more Affiliates as permitted by any SEC exemptive order (as may be amended from time to time), exemptive rule or order or no action relief or as otherwise permitted by applicable law, rule or regulation and SEC staff interpretations thereof;

(h) the issuance and sale of Equity Interests to its Affiliates and the repurchase of Equity Interests from its Affiliates;

(i) any co-investment transaction to the extent not in violation of applicable law, including pursuant to exemptive rule or order or no action relief, rule or regulation and SEC staff interpretations;

(j) the payment of compensation and reimbursement of expenses and indemnification to officers and directors in the ordinary course of business;

(k) transactions between or among the Obligors and any Excluded Asset or any “downstream affiliate” (as such term is used under the rules promulgated under the Investment Company Act) company of an Obligor (i) at prices and on terms and conditions, taken as a whole, not materially less favorable to the Obligors than could be obtained at the time on an arm’s-length basis from unrelated third parties, or (ii) arising from, in connection with or related to Standard Securitization Undertakings;

(l) transactions approved by a majority of the independent members of the board of trustees of the Company;

(m) under or related to the Permitted Advisor Loan and permitted under the Bank Credit Agreement in effect on the Execution Date;

(n) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants, investment advisers, administrative service providers and independent contractors of the Company and/or any of its direct or indirect subsidiaries in the ordinary course of business; or

(o) transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to the Company and/or the applicable Obligor in the good faith determination of the board of directors (or similar governing body) of the Company or the senior management thereof or (ii) on terms at least as favorable as might reasonably be obtained from a Person other than an Affiliate.

BlackRock Private Credit Fund	Master Note Purchase Agreement

Section 10.2. Fundamental Changes and Dispositions of Assets. The Company will not, nor will it permit any other Obligor to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not, nor will it permit any other Obligor to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person, except for purchases or acquisitions of Portfolio Investments and other assets in the normal course of the day-to-day business activities of the Company and its Subsidiaries and not in violation of the terms and conditions of this Agreement. The Company will not, nor will it permit any other Obligor to, convey, sell, lease, transfer or otherwise dispose of, in one (1) transaction or a series of transactions, any part of its assets, whether now owned or hereafter acquired, but excluding (w) any transaction permitted under Section 10.6, (x) assets sold, exited or disposed of in the ordinary course of business (including to make expenditures of cash and dispositions of investments in connection with exits and work-outs in the normal course of the day-to-day business activities of the Company and its Subsidiaries and the use of Cash and Cash Equivalents in the ordinary course of business) (other than the transfer of Portfolio Investments to Excluded Assets, Immaterial Subsidiaries, Joint Venture Subsidiaries or Controlled Foreign Corporations), (y) subject to the provisions of clause (d) below, the transfer or sale of Portfolio Investments to Excluded Assets, Immaterial Subsidiaries, Joint Venture Subsidiaries or Controlled Foreign Corporations and (z) subject to the provisions of clauses (c) and (e) below, any Obligor’s ownership interest in any Excluded Asset, Immaterial Subsidiary or Joint Venture Subsidiary.

Notwithstanding the foregoing provisions of this Section 10.2:

(a) any Subsidiary Guarantor of the Company may be merged or consolidated with or into the Company or any other Subsidiary Guarantor; provided that if any such transaction shall be between a Subsidiary Guarantor and a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation or such other Person that is the continuing or surviving entity in such transaction becomes a Subsidiary Guarantor and expressly assumes, in writing, all the obligations of a Subsidiary Guarantor under the Subsidiary Guaranty;

(b) any Obligor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other Subsidiary Guarantor of the Company;

(c) the capital stock of any Subsidiary of any Obligor may be sold, transferred or otherwise disposed of (including by way of consolidation or merger) (i) to the Company or any Subsidiary Guarantor of the Company or (ii) so long as such transaction results in an Obligor receiving the proceeds of such disposition, to any other Person (excluding any Affiliate of the Company that is not an Obligor at any time a Default or an Event of Default has occurred and is continuing); provided that in the case of this clause (ii), if such Subsidiary is a Subsidiary Guarantor or holds any Portfolio Investments, immediately after giving effect to such sale, transfer or disposition and any Concurrent Transactions, the

BlackRock Private Credit Fund	Master Note Purchase Agreement

Company is in pro forma compliance with Section 10.8(b), Section 6.03(c) of the Bank Credit Agreement in effect on the Execution Date; provided that sales of the ownership or economic interests in any Excluded Asset to a Subsidiary that is not an Obligor shall be subject to clause (e) below;

(d) the Obligors may (i) sell, transfer or otherwise dispose of Cash, Cash Equivalents and Portfolio Investments (other than the ownership or economic interests in any Excluded Asset, which shall be subject to clause (e) below) to an Excluded Asset, Immaterial Subsidiary, Joint Venture Subsidiary or Controlled Foreign Corporation or (ii) repurchase from any Excluded Asset (or a Subsidiary that was an Excluded Asset immediately prior to such disposition) any assets transferred or contributed, directly or indirectly, to such Excluded Asset (or a Subsidiary that was an Excluded Asset immediately prior to such disposition) pursuant to this Section 10.2, so long as, in each case of clause (i) or clause (ii), immediately after giving effect to such sale, transfer or disposition or such repurchase and any Concurrent Transactions, such sale, transfer or disposition or such repurchase is permitted by Section 6.03(d) of the Bank Credit Agreement in effect on the Execution Date;

(e) the Obligors may sell, transfer or otherwise dispose of direct ownership interests in any Excluded Asset to any Subsidiary that is not an Obligor, if immediately after giving effect to such sale, transfer or other disposition and any Concurrent Transactions, no more than 25% of the Value (as defined in the Bank Credit Agreement) of all Obligors’ direct ownership interests in all Excluded Assets (calculated as of the date of the most recently delivered financial statements on or prior to the date of such sale, transfer or other disposition) are subject to Excluded Asset Liens or have been sold, transferred or otherwise disposed of to a Subsidiary that is not an Obligor pursuant to this clause (e); provided that, notwithstanding that a transfer may violate such 25% limitation, such transfer shall nevertheless be permitted if it is required by law, rule, regulation or interpretive position of the SEC;

(f) the Company may merge or consolidate with, or acquire all or substantially all of the assets of, any other Person so long as (i) the Company is the continuing or surviving entity in such transaction and (ii)(x) with respect to any Specified Purchase, as of the date of entering into the applicable agreement governing such merger, consolidation or acquisition or (y) with respect to any other merger, consolidation or acquisition at the time thereof, and, in each case, after giving pro forma effect thereto and any Concurrent Transaction, no Default or Event of Default shall have occurred and be continuing;

(g) the Company or the other Obligors may dissolve or liquidate (i) any Immaterial Subsidiary or (ii) any other Subsidiary so long as, with respect to this clause (ii), (A) in connection with such dissolution or liquidation, any and all of the assets of such Subsidiary shall be distributed or otherwise transferred to an Obligor (or, if such Subsidiary is an Excluded Asset, to another Excluded Asset) and (B) such dissolution or liquidation is not materially adverse to the holders of the Notes and the Company determines in good faith that such dissolution or liquidation is in its best interests;

BlackRock Private Credit Fund	Master Note Purchase Agreement

(h) the Company and the other Obligors may sell, lease, transfer or otherwise dispose of equipment or other property or assets that do not consist of Portfolio Investments so long as the aggregate amount of all such sales, leases, transfer and dispositions does not exceed $25,000,000 in any fiscal year; and

(i) the Obligors may transfer assets that such Obligor would otherwise be permitted to own to an Excluded Asset for the sole purpose of facilitating the transfer of assets from one (1) Excluded Asset (or a Subsidiary that was an Excluded Asset immediately prior to such disposition) to another Excluded Asset, directly or indirectly through such Obligor (such assets, the “Transferred Assets”); provided that (i) no Event of Default exists and is continuing at such time or would result from any such transfer to or by such Obligor, (ii) immediately after giving effect to such transfer and any Concurrent Transaction, the Covered Debt Amount (as defined in the Bank Credit Agreement) shall not exceed the Borrowing Base (as defined in the Bank Credit Agreement) at such time, and (iii) following such transfer such Obligor has no liability, actual or contingent, with respect to the Transferred Assets other than Standard Securitization Undertakings (for the avoidance of doubt, in determining for the purposes of this Agreement whether any Obligor has received Net Cash Proceeds in respect of any transaction involving a Transferred Asset, the transfer of such Transferred Asset to and from such Obligor shall be deemed to be a single transaction);

provided that in no event shall the Company enter into any transaction of merger or consolidation or amalgamation, or effect any internal reorganization, if the surviving entity would be organized under any jurisdiction other than a jurisdiction of the United States.

Section 10.3. Lines of Business. The Company will not, nor will it permit any other Obligors to, engage in any business in a manner that would violate its Investment Policies in any material respect.

Section 10.4. Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) take any action that would reasonably be expected to result in the Company or any Controlled Entity becoming (including by virtue of being owned or controlled by a Blocked Person), owning or controlling a Blocked Person or (b) make any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any Purchaser or holder to be in violation of, or at reasonable risk of being sanctioned under, U.S. Economic Sanctions Laws, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.5. Liens. The Company will not, nor will it permit any other Obligor to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof (which, for the avoidance of doubt, shall not include participations in Investments to the extent that (x) the sale of such participation is not prohibited hereunder and (y) the portion of such Investment represented by such participation is not treated as a Portfolio Investment), except:

BlackRock Private Credit Fund	Master Note Purchase Agreement

(a) any Lien on any property or asset of the Company or another Obligor existing on the date of the First Closing and set forth in Schedule 5.15, provided that (i) no such Lien shall extend to any other property or asset of the Company or any Subsidiary Guarantor (other than proceeds thereof or accessions thereto) and (ii) any such Lien shall secure only those obligations which it secures on the date of the First Closing and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (other than with respect to interest (whether payable in kind or in cash), premium, fees, financing fees, transaction fees or similar amounts relating to such obligations or such extensions, renewals, refinancing, replacements or other amendments or modifications thereto), except to the extent not prohibited hereunder;

(b) Liens created pursuant to the Security Documents;

(c) Liens on Special Equity Interests included in the Portfolio Investments but only to the extent securing obligations in the manner provided in the definition of “Special Equity Interests” in Schedule A;

(d) Liens securing Indebtedness or other obligations in an aggregate principal amount that is permitted under Section 6.02(d) of the Bank Credit Agreement as in effect on the Execution Date;

(e) Liens on an Obligor’s direct ownership interests in Excluded Assets (“Excluded Asset Liens”) but only to the extent that at the time any such Lien is incurred, no more than 25% of the Value (as defined in the Bank Credit Agreement) of all Obligors’ direct ownership interests in all Excluded Assets (calculated as of the most recently delivered financial statements) have become subject to an Excluded Asset Lien or have been transferred pursuant to Section 10.2(e);

(f) Permitted Liens;

(g) Liens on the direct ownership interest of any Obligor in an Excluded Asset to secure obligations owed to a creditor of such Excluded Asset;

(h) Liens on assets not constituting Collateral (as defined in the Bank Credit Agreement) permitted by Section 6.02(h) of the Bank Credit Agreement in effect on the Execution Date;

(i) Liens created by posting of cash collateral in connection with Hedging Agreements and Credit Default Swaps permitted under Section 10.7(c);

(j) Liens permitted by Section 6.02(j) of the Bank Credit Agreement in effect on the Execution Date; and/or

BlackRock Private Credit Fund	Master Note Purchase Agreement

(k) Liens existing on any property or asset prior to the acquisition thereof by the Company or another Obligor (other than any Portfolio Investment); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets (other than proceeds thereof or accessions thereto) of the Company or such Obligor.

Section 10.6. Restricted Payments. The Company will not, nor will it permit any other Obligor to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that the Company may declare and pay:

(a) dividends with respect to the capital stock of the Company to the extent payable in additional shares of the Company’s capital stock;

(b) dividends and distributions in either case in cash or other property (excluding for this purpose the Company’s capital stock) in or with respect to any taxable year (or any calendar year, as relevant) of the Company in amounts not to exceed 110% of the higher of (x) the net investment income of the Company for the applicable year determined in accordance with GAAP and as specified in the annual financial statements most recently delivered pursuant to Section 7.1 and (y) the amount that is estimated in good faith to allow the Company (i) to satisfy the minimum distribution requirements imposed by Section 852(a) of the Code (or any successor thereto) to maintain the Company’s eligibility to be taxed as a RIC for any such taxable year, (ii) to reduce to zero (0) for any such taxable year its liability for federal income taxes imposed on (A) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), and (B) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) to avoid federal excise taxes for such taxable year (or for the previous taxable year) imposed by Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) and (iii), calculated assuming that the Company had qualified to be taxed as a RIC;

(c) any settlement in respect of a conversion feature in any convertible security that may be issued by the Company to the extent made through the delivery of capital stock (except in the case of interest (which may be payable in cash)); and/or

(d) other Restricted Payments so long as (i) immediately after giving effect thereto and any Concurrent Transaction, such Restricted Payment is permitted by Section 6.05(d) of the Bank Credit Agreement in effect on the Execution Date and (ii) immediately after giving effect thereto and any Concurrent Transaction, no Default or Event of Default shall have occurred and be continuing.

Nothing herein shall be deemed to prohibit the payment of Restricted Payments by any Subsidiary Guarantor of the Company to the Company or to any other Subsidiary Guarantor.

For the avoidance of doubt, the Company shall not declare any dividend to the extent such declaration violates the provisions of the Investment Company Act applicable to it and the determination of the amounts referred to in paragraph (b) above shall be made separately for the taxable year and the calendar year and the limitation on dividends or distributions imposed by such paragraph shall apply separately to the amounts so determined.

BlackRock Private Credit Fund	Master Note Purchase Agreement

Section 10.7. Investments. The Company will not, nor will it permit any other Obligor to, acquire, make or enter into, or hold, any Investments except:

(a) (i) Cash and Cash Equivalents, (ii) operating deposit accounts and securities accounts with banks, (iii) in the form of Guarantees permitted under Section 6.01 of the Bank Credit Agreement as in effect on the Execution Date and (iv) mergers, consolidations or other acquisitions permitted under Section 10.2;

(b) Investments (i) by the Company and the Subsidiary Guarantors in the Company, the Subsidiary Guarantors and any Subsidiaries of the Company that are not Subsidiary Guarantors and (ii) by Subsidiaries of the Company that are not Subsidiary Guarantors in the Company or any of its Subsidiaries;

(c) Hedging Agreements and Credit Default Swaps entered into in the ordinary course of any Obligor’s business for financial planning and not for speculative purposes;

(d) Investments (other than Investments in Immaterial Subsidiaries, Joint Venture Subsidiaries, Controlled Foreign Corporations or Credit Default Swaps) by the Company and its Subsidiaries to the extent such Investments are permitted under the Investment Company Act and the Company’s Investment Policies; provided that, if such Investment is not included in the Collateral Pool (as defined in the Bank Credit Agreement) (other than Portfolio Investments (but excluding Cash or Cash Equivalents) exchanged for Portfolio Investments made or received in connection with or as a result of a workout or restructuring) or is an Investment in an Excluded Asset, then immediately after giving effect to such Investment and any Concurrent Transaction, such Investment is permitted by Section 6.04(d) of the Bank Credit Agreement in effect on the Execution Date;

(e) Investments in (or capital contribution to) Excluded Assets to the extent permitted by Section 10.2(d) or (i);

(f) Investments described on Schedule 10.7 hereto (as may be updated by the Company for the Second Closing and a Closing pursuant to a Supplement executed and delivered in connection with such Closing);

(g) Investments in Controlled Foreign Corporations; provided that, immediately after giving effect to such Investment and any Concurrent Transaction, then such Investment is permitted by Section 6.04(g) of the Bank Credit Agreement in effect on the Execution Date;

(h) Investments in Immaterial Subsidiaries and Joint Venture Subsidiaries; provided that, immediately after giving effect to such Investment and any Concurrent Transaction, then such Investment is permitted by Section 6.04(h) of the Bank Credit Agreement in effect on the Execution Date; and

BlackRock Private Credit Fund	Master Note Purchase Agreement

(i) additional Investments up to but not exceeding $25,000,000 in the aggregate at any time outstanding.

For purposes of this Section 10.7, the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment (calculated at the time such Investment is made) minus (B) the aggregate amount of the return of capital and dividends, distributions or other payments received in cash in respect of such Investment and the values of other Investments received in respect of such Investment, provided that in no event shall the aggregate amount of such Investment be deemed to be less than zero (0); the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.

Section 10.8. Certain Financial Covenants.

(a) Minimum Shareholders’ Equity. The Company will not permit its Shareholders’ Equity at the last day of any fiscal quarter to be less than the greater of (i) $180,000,000 and (ii) an amount equal to the sum of (w) $180,000,000 plus (A) 25% of the net cash proceeds of the sale of Equity Interests of the Company after the April 19, 2024 (other than proceeds (1) of sales of Equity Interests by and among the Company and its Subsidiaries and (2) of any distribution or dividend reinvestment plan) minus (B) 25% of the aggregate amount paid or distributed by the Company to redeem, buy back or purchase its shares of common stock after the Execution Date.

(b) Asset Coverage Ratio. The Company will not permit the Asset Coverage Ratio to be less than 1.50 to 1 at any time.

Section 10.9. Certain Restrictions on Significant Subsidiaries. The Company will not permit any of its Significant Subsidiaries (other than Excluded Assets) to enter into or suffer to exist any indenture, agreement, instrument or other arrangement (other than (a) the Agreement and the Loan Documents, (b) any indenture, agreement, instrument or other arrangement entered into in connection with Indebtedness permitted under Section 6.01 of the Bank Credit Agreement as in effect on the Execution Date to the extent any such indenture, agreement, instrument or other arrangement does not prohibit or restrain, in each case in any material respect, or impose materially adverse conditions upon, the requirements applicable to the Significant Subsidiaries under the Loan Documents or (c) any indenture, agreement, instrument or other arrangement pertaining to any lease, sale or other disposition of any asset permitted by this Agreement so long as the applicable restrictions (x) only apply to such assets and (y) do not restrict prior to the consummation of such sale or disposition the creation or existence of the Liens pursuant to the Security Documents, or the incurrence or payment of Indebtedness under this Agreement or the ability of the Significant Subsidiaries to perform any other obligation under any of the Loan Documents) that prohibits or restrains, in each case in any material respect, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of property to the Company by any Significant Subsidiary.

BlackRock Private Credit Fund	Master Note Purchase Agreement

Section 10.10. SBIC Guarantee. The Company will not, nor will it permit any of its Subsidiaries to, cause or permit the occurrence of any event or condition that would result in any recourse to any Obligor under any Permitted SBIC Guarantee.

Section 11. Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal, Make-Whole Amount, if any, or Prepayment Premium, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) (i) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), 9.10 or 10.8 or any Incorporated Covenant (provided that cure of any underlying Default or Event of Default or delivery of any required notice shall cured any existing Default or Event of Default pursuant to Section 7.1(d)) or (ii) any covenant in a Supplement which specifically provides that it shall have the benefit of this paragraph (c); or

(d) the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)), in any Supplement or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)) (provided that, with respect to any covenant or other term that provides for performance by a date certain (including, without limitation, Section 7.1) shall be deemed cured by performance thereof on or after the required date unless, prior to such performance, the Company has received written notice thereof from the Required Holders); or

(e) (i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any Supplement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

BlackRock Private Credit Fund	Master Note Purchase Agreement

(f) (i) the Company or any Significant Subsidiary shall fail to make any payment of principal or interest in respect of any Material Indebtedness, when and as the same shall become due and payable, taking into account (other than with respect to payments of principal) any applicable grace or cure period; or (ii) any event or condition occurs (A) that results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) that shall continue unremedied for any applicable period of time sufficient to enable or permit the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to (u) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, the net cash proceeds of which are used to repay such Indebtedness within thirty (30) days after such sale or transfer, (v) convertible debt that becomes due as a result of a conversion or redemption event, other than as a result of an “event of default” (as defined in the documents governing such convertible Material Indebtedness), (w) a default, event or condition that constitutes a Change in Control with respect to which Section 8.8 applies, (x) any Indebtedness of a Designated Subsidiary that becomes due in part as a result of a breach of an overcollateralization test or borrowing base deficiency, or a customary “change of control” put right in any indenture, (y) a notice of redemption of any Indebtedness that is not in violation of this Agreement or (z) in the case of clause (f)(ii), any Indebtedness of a Designated Subsidiary (I) to the extent the event or condition giving rise to the circumstances in clause (f)(ii) was not a payment or insolvency default or (II) to the extent such event or condition is no longer continuing or has been waived in accordance with the terms of such Material Indebtedness such that the holder or holders thereof or any trustee or agent on its or their behalf are no longer enabled or permitted to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or

(g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or (v) is adjudicated as insolvent or to be liquidated; or

(h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation

BlackRock Private Credit Fund	Master Note Purchase Agreement

or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

(i) any event occurs with respect to the Company or any Significant Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or

(j) one or more final judgments or orders for the payment of money aggregating in excess of $50,000,000, including any such final order enforcing a binding arbitration decision, (to the extent not covered by independent third-party insurance or by an enforceable indemnity) are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(k) if (i) any Plan shall fail to satisfy the applicable minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (iv) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (v) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (viii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (ix) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

BlackRock Private Credit Fund	Master Note Purchase Agreement

(l) (i) any Subsidiary Guaranty shall cease to be in full force and effect, (ii) any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or (iii) the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty, except in the cases of clauses (i) and (ii) above pursuant to a transaction permitted hereunder; or

(m) the Company or any of its Subsidiaries shall cause or permit the occurrence of any condition or event that would result in any recourse to any Obligor under any Permitted SBIC Guarantee.

Section 12. Remedies on Default, Etc.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount in the case of a Fixed Rate Note or the Prepayment Premium in the case of a Floating Rate Note, as applicable, in each case determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount or Prepayment Premium by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

BlackRock Private Credit Fund	Master Note Purchase Agreement

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, or Prepayment Premium, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, or Prepayment Premium, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable and documented out-of-pocket costs and expenses of one firm of outside counsel for all of the holders of the Notes collectively incurred in any enforcement or collection under this Section 12.

Section 13. Registration; Exchange; Substitution of Notes.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed

BlackRock Private Credit Fund	Master Note Purchase Agreement

and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes. (a) Subject to Section 6.1 and clause (b) below, any registered holder of a Note or a Purchaser (an “Assigning Party”) may assign to one or more assignees (an “Assignee”) (other than, so long as no Default or Event of Default under Section 11(a), (b), (g), (h) or (i) shall have occurred and is continuing, to a Competitor) all or a portion of its rights and obligations under its Note and/or under this Agreement.

(b) Any such assignment or transfer shall be subject to the following conditions: (i) the Assigning Party shall deliver to the Company a written instrument of transfer duly executed by the Assigning Party or such Assigning Party’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof; provided, that in the event the Assigning Party shall assign or transfer to a Private Placement Agent which holds the Notes only in connection with its role as an intermediary in the prompt and expeditious sale in accordance with customary financial market conditions to another purchasing Institutional Investor, the Assigning Party may instruct such Private Placement Agent to direct the Assignee to provide the Company, in writing, the relevant name, address and other information for notices of such Assignee; (ii) the Assignee shall have made the representations set forth in Section 6 to the Company; (iii) an exemption from registration of the Notes under the Securities Act is available and (iv) if requested by the Company, the Assigning Party shall have delivered to the Company such certifications or other evidence to determine that such assignment or transfer is being made in compliance with the Securities Act and applicable state securities laws.

(c) Upon satisfaction of the conditions set forth in clause (b) above, and upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1(A) or 1(B), as applicable or attached to the applicable Supplement with respect to any Additional Notes. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a tranche or Series, one Note of such tranche or Series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have

BlackRock Private Credit Fund	Master Note Purchase Agreement

made the representations set forth in Section 6. Notwithstanding any other provision hereof, if a transferee, in connection with giving the representation set forth in Section 6.2, is required to make disclosure under Section 6.2(c), (d), (e) or (g), then no transfer of Notes shall be effective without the prior written consent of the Company, which consent, as to these matters, shall not be withheld if the Company reasonably determines that it is able to conclude (taking into account the specifics of the applicable disclosure) that the transfer of the Notes to the transferee would not constitute a transaction that is subject to the prohibitions of Section 406(a) of ERISA or in connection with which a tax could be imposed under Section 4975 of the Code. If a transferee is using a source of funds set forth in Section 6.2(d), the Company may assume that Part I(f) of PTE 84-14 is satisfied.

Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation in the form of a lost note affidavit), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or Additional Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series (and of the same tranche if such Series has separate tranches), dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14. Payments on Notes.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, Prepayment Premium, if any, or interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of the Company in such jurisdiction. The Company (or its agent or sub-agent) may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company, the principal office of the Company’s agent or sub-agent in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Payment by Wire Transfer. So long as any Purchaser, Additional Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, Prepayment Premium, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such

BlackRock Private Credit Fund	Master Note Purchase Agreement

purpose below such Purchaser’s name in the Purchaser Schedule, or, in the case of any Additional Purchaser, Schedule A attached to any Supplement to which such Additional Purchaser is a party or by such other method or at such other address as such Purchaser or Additional Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or Additional Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or Additional Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same tranche pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser or Additional Purchaser under this Agreement or any Supplement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3. FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

Section 15. Expenses, Etc.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable and documented out-of-pocket costs and expenses (but limited, in the case of attorneys’ fees and expenses, to the reasonable and documented out-of-pocket attorneys’ fees of one special counsel for, collectively, the Purchasers (and Additional Purchasers under any Supplement) and each other holder of a Note, taken as a whole, and, if reasonably required by the Required Holders, one local counsel in each relevant jurisdiction for all such holders, taken as a whole) incurred by the Purchasers, the Additional Purchasers, if any, and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement

BlackRock Private Credit Fund	Master Note Purchase Agreement

(including any Supplement), any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement (including any Supplement), any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary Guarantor or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided, that such costs and expenses under this clause (c) shall not exceed $3,500 per tranche. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Company will pay, and will save each Purchaser, Additional Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser and an Additional Purchaser, or other holder in connection with its purchase of the Notes), and (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (but limited, in the case of attorneys’ fees and expenses, to the reasonable and documented out-of-pocket attorneys’ fees of one special counsel for, collectively, the Purchasers and each other holder of a Note, taken as a whole) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company, in each case other than any judgment, liability, claim, order, decree, fine, penalty, cost, fee judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense or obligation that resulted from (x) the bad faith, gross negligence or willful misconduct or breach of this Agreement or any Note by such Purchaser or such holder of a Note or (y) a claim between a Purchaser or holder of a Note, on the one hand, and any other Purchaser or holder of a Note, on the other hand (other than claims arising out of any act or omission by the Company and/or its Affiliates).

Section 15.2. Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement (including any Supplement), or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement (including any Supplement), or any Subsidiary Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

BlackRock Private Credit Fund	Master Note Purchase Agreement

Section 15.3. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.

Section 16. Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein or in any Supplement shall survive the execution and delivery of this Agreement, such Supplement and the Notes, the purchase or transfer by any Purchaser or any Additional Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any Additional Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser or Additional Purchaser, as the case may be, and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17. Amendment and Waiver.

Section 17.1. Requirements.

(a) Amendments. Except as set forth in Section 9.11 and subject to paragraphs (b), (c) and (d) below, this Agreement (including any Supplement) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(1) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof or the corresponding provision of any Supplement, or any defined term (as it is used in any such Section or such corresponding provision of any Supplement), will be effective as to any Purchaser or Additional Purchaser unless consented to by such Purchaser or Additional Purchaser in writing; and

(2) no amendment or waiver may, without the written consent of each Purchaser, Additional Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount or the Prepayment Premium, in each case, with respect to such Series of Notes; (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2 (or such corresponding provision of any Supplement) and Section 11(a), 11(b), 12, 17 or 20.

BlackRock Private Credit Fund	Master Note Purchase Agreement

Notwithstanding anything to the contrary contained herein, the Company may enter into any amendment or waiver to: (i) implement Benchmark Replacement Conforming Changes or a Benchmark Replacement with the consent of only the Floating Rate Required Holders pursuant to Section 1.4 or (ii) change the rate or the time of payment or method of computation of interest on any of the Floating Rate Notes with only the consent of the Floating Rate Required Holders as provided in Section 1.4.

(b) Supplements. Notwithstanding anything to the contrary contained herein, the Company may enter into any Supplement providing for the issuance of Additional Notes consistent with, and in compliance with, Sections 2.2 and 4.14 hereof without obtaining the consent of any holder of any other Notes.

Section 17.2. Solicitation of Holders of Notes.

(a) Solicitation. Except as otherwise set forth herein with respect to Ineligible Holders, the Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, any Supplement or of the Notes or any Subsidiary Guaranty; provided that no Sanctioned Holder shall be entitled to (i) attend (including by telephone) or participate in any meeting or discussion (or portion thereof) among the other holders of the Notes or between any holder of the Notes and the Company and/or any Subsidiary Guarantor or (ii) receive any information required to be provided to the Purchasers or holders of the Notes by this Section 17.2. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to each Purchaser and each holder of a Note (other than a Sanctioned Holder) promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty, any Supplement or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser or holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such

BlackRock Private Credit Fund	Master Note Purchase Agreement

consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future Purchaser and holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any Purchaser or holder of such Note.

Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of the relevant Series 2024A and/or tranche of Notes or directly affected Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes of such Series or tranche, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes of such Series or tranche to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of such Series of Notes or directly affected Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding, except with relation to any amendment, waiver or consent pursuant to Section 17.1(a) or (b).

Section 18. Notices.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) or priority express mail with on-line tracking services available, (c) by an internationally recognized overnight delivery service (charges prepaid) or (d) by e-mail, provided, that, in the case of this clause (d), upon written request of any holder to receive paper copies of such notices or communications, the Company will promptly deliver such paper copies to such holder. Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

BlackRock Private Credit Fund	Master Note Purchase Agreement

(iii) if to the Company, to the Company at the address set forth on the first page of this Agreement, to the attention of Patrick Wolfe (E-mail: Patrick.Wolfe@blackrock.com) and Erik Cuellar (E-mail: Erik.Cuellar@blackrock.com), or at such other address as the Company shall have specified to the holder of each Note in writing, in each case, with a copy (which shall not constitute notice) to: Michael Hoffman (E-mail: Michael.Hoffman@skadden.com), Laura Kaufmann Belkhayat (Laura.Kaufmann@skadden.com) and Kevin Hardy (kevin.hardy@skadden.com) or

(iv) if to an Additional Purchaser or such Additional Purchaser’s nominee, to such Additional Purchaser or such Additional Purchaser’s nominee at the address specified for such communications in Schedule A to any Supplement, or at such other address as such Additional Purchaser or such Additional Purchaser’s nominee shall have specified to the Company in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19. Reproduction of Documents.

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser or Additional Purchaser at a Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser or Additional Purchaser, may be reproduced by such Purchaser or Additional Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser or Additional Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser or Additional Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20. Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser or Additional Purchaser by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement or any Supplement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser or Additional Purchaser as being confidential information of the Company or such subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or Additional Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or Additional Purchaser or any Person acting on such Purchaser’s or Additional Purchaser’s behalf, (c) otherwise becomes known to such

BlackRock Private Credit Fund	Master Note Purchase Agreement

Purchaser or Additional Purchaser other than through disclosure by the Company or any subsidiary or (d) constitutes financial statements delivered to such Purchaser or Additional Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser or Additional Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or Additional Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser and Additional Purchaser, provided that such Purchaser or Additional Purchaser may deliver or disclose Confidential Information to (i) its affiliates (who are not Competitors) and its and their respective directors, officers, employees (legal and contractual), agents, attorneys, trustees and partners (collectively, “Related Persons”) (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes) and such disclosure is made on a confidential basis, (ii) its auditors, financial advisors, investment advisors and other professional advisors and in the case of any Purchaser or holder that is a Related Fund, to the extent such disclosure reasonably relates to the administration and/or selection of the investment represented by such Related Fund’s Notes, to its investors and partners (in each case, who are not Competitors) and their Related Persons, in each case under this clause (ii) who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser or Additional Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s or Additional Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or Additional Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser or Additional Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser or Additional Purchaser may reasonably determine such delivery and disclosure to be necessary in the enforcement or for the protection of the rights and remedies under such Purchaser’s or Additional Purchaser’s Notes, this Agreement or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or Additional Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through Intralinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or Additional Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

BlackRock Private Credit Fund	Master Note Purchase Agreement

Section 21. Substitution of Purchaser.

Each Purchaser or Additional Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or Additional Purchaser or any one of such other Purchaser’s or Additional Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser or Additional Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21) or any Additional Purchaser in any Supplement, shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser or Additional Purchaser, as the case may be. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder or any Additional Purchaser in any Supplement and such Substitute Purchaser thereafter transfers to such original Purchaser or Additional Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser or Additional Purchaser, as the case may be, and such original Purchaser or Additional Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22. Miscellaneous.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement (including all covenants and other agreements contained in any Supplement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2. Accounting Terms. (a) All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10, the definition of “Indebtedness” and any Incorporated Covenant), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

BlackRock Private Credit Fund	Master Note Purchase Agreement

(b) If the Company notifies the holders of the Notes that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of the First Closing in GAAP or in the application thereof on the operation of such provision (or if a holder of the Notes notifies the Company that the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof then the Company and the holders of the Notes agree to enter into negotiations in good faith in order to amend such provisions of this Agreement so as to equitably reflect such change to comply with GAAP with the desired result that the criteria for evaluating the Company’s financial condition shall be the same after such change to comply with GAAP as if such change had not been made; provided, however, until such amendments to equitably reflect such changes are effective and agreed to by the Company and the Required Holders (or until such notice shall have been withdrawn), the Company’s compliance with such financial covenants shall be determined on the basis of GAAP as in effect and applied immediately before such change in GAAP becomes effective.

(c) All leases that are or would have been treated as operating leases for purposes of GAAP prior to the issuance on February 25, 2016 of the Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for the purposes of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to this Agreement.

Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument, law, statute, rule, regulation, form or other document herein shall be construed as referring to such agreement, instrument law, statute, rule, regulation, form or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth

BlackRock Private Credit Fund	Master Note Purchase Agreement

herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 22.5. Counterparts; Electronic Contracting. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Agreement or any Supplement and all documents relating thereto (other than the Notes). Delivery of an electronic signature to, or a signed copy of, this Agreement and all documents relating thereto (other than the Notes) by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and all documents relating thereto (other than the Notes) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Electronic Commerce Security Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to any documents relating to this Agreement, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company and each Purchaser and Additional Purchaser irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company and each Purchaser and Additional Purchaser irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

BlackRock Private Credit Fund	Master Note Purchase Agreement

(b) The Company and each Purchaser and Additional Purchaser agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) The Company and each Purchaser and Additional Purchaser consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested or on-line tracking service available, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company and each Purchaser and Additional Purchaser agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt or on-line confirmation of delivery furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

Section 22.8. Termination. This Agreement shall terminate on the Termination Date.

*   *   *   *   *

BlackRock Private Credit Fund	Master Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

BlackRock Private Credit Fund

By:	/s/ Philip Tseng
Name: Philip Tseng
Title: Chief Executive Officer

BlackRock Private Credit Fund	Master Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date hereof.

American General Life Insurance Company

By:	Corebridge Institutional Investments (U.S.), LLC, as Investment Adviser

By:	/s/ Craig Moody
Name: Craig Moody
Title: Senior Vice President

[Signature Page]

BlackRock Private Credit Fund	Master Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date hereof.

Thrivent Financial For Lutherans

By:	/s/ Robinson Ewald
Name: Robinson Ewald
Title: Senior Research Analyst

[Signature Page]

BlackRock Private Credit Fund	Master Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date hereof.

Connecticut General Life Insurance Company

By:	Cigna Investments, Inc. (authorized agent)

By:	/s/ Kevin Pattison
Name: Kevin Pattison
Title: Managing Director

[Signature Page]

BlackRock Private Credit Fund	Master Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date hereof.

Ensign Peak Advisors, Inc.

By:	/s/ Matthew D. Dall
Name: Matthew D. Dall
Title: Head of Credit Research

Clifton Park Capital Management, LLC

By:	/s/ Matthew D. Dall
Name: Matthew D. Dall
Title: Head of Credit Research

[Signature Page]

BlackRock Private Credit Fund	Master Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date hereof.

Great American Insurance Company

By:	/s/ Stephen C. Beraha
Name: Stephen C. Beraha
Title: Assistant Vice President

[Signature Page]

BlackRock Private Credit Fund	Master Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date hereof.

INRECO International Reinsurance Company

By:	/s/ Lisa Baudot
Name: Lisa Baudot
Title: Senior Vice President & Chief Investment Officer

Pan-American Life Insurance Company

By:	/s/ Lisa Baudot
Name: Lisa Baudot
Title: Senior Vice President & Chief Investment Officer

[Signature Page]

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptable Rating Agency” means (a) Fitch, Inc., Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, Kroll or DBRS, Inc., or (b) any other credit rating agency that is recognized as a nationally recognized statistical rating organization by the SEC and approved by the Required Holders, so long as, in each case, any such credit rating agency described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the SEC and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC, other than Egan Jones Rating Company and its successors.

“Additional Covenant” is defined in Section 9.11.

“Additional Notes” is defined in Section 2.2.

“Additional Purchasers” means purchasers of Additional Notes.

“Administrative Agent” means SMBC, in its capacity as administrative agent under the Bank Credit Agreement.

“Adjusted Term SOFR” means, for any Floating Interest Period, the rate per annum equal to the Benchmark for such Floating Interest Period plus the Margin.

“Advisor” means BlackRock Capital Investment Advisors, LLC or any of its Affiliates that is in the business of managing or advising clients.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company; provided that, other than in the definition of “Required Holders,” the following shall not be considered an “Affiliate” of the Company: any Person that constitutes an Investment held by such specified Person in the ordinary course of business.

“Affiliate Agreements” means collectively, (a) the Second Amended and Restated Investment Advisory Agreement, dated and effective as of February 27, 2024, by and between the Company and BlackRock Capital Investment Advisors, LLC, (b) the Administration Agreement, dated and effective as of May 31, 2022, by and between the Company and Blackrock Financial Management, Inc. and (c) the Distribution Agreement, dated and effective as of May 31, 2022, by and between the Company and BlackRock Investments, LLC.

“Affiliated Holders” has the meaning specified in the definition of the term “Required Holders.”

Schedule A
(to Master Note Purchase Agreement)

“Agreed Foreign Currency” is defined in the Bank Credit Agreement.

“Agreement” means this Master Note Purchase Agreement, including all Supplements, Schedules and Exhibits attached to this Agreement (including all Schedules and Exhibits attached to any Supplement), as each may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Asset Coverage Ratio” means the ratio, determined on a consolidated basis, without duplication, in accordance with GAAP, of (a) the value of total assets of the Company and its Subsidiaries, less all liabilities and indebtedness not represented by Senior Securities, to (b) the aggregate amount of Senior Securities (including the Notes) representing indebtedness of the Company and its Subsidiaries, in each case as determined pursuant to the Investment Company Act and any orders, declarations, opinions, relief or letters issued by the SEC or any other government or regulatory authority). The calculation of the Asset Coverage Ratio shall be made in accordance with any exemptive relief or order granted or issued by the SEC with respect to the Indebtedness of any SBIC Subsidiary from the definition of Senior Securities only so long as (a) such order is in effect, and (b) no obligations have become due and owing pursuant to the terms of any Permitted SBIC Guarantee to which the Company or any other Obligor is a party. The outstanding utilized notional amount of any Credit Default Swap where an Obligor is a protection seller, in each case, less the value of the margin posted by the Company or any of its Subsidiaries thereunder at such time shall be treated as a Senior Security of the Company for the purposes of calculating the Asset Coverage Ratio.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Floating Interest Period” pursuant to Section 1.4(d)).

“Bank Credit Agreement” means that certain Senior Secured Revolving Credit Agreement dated as of April 19, 2024 (as the same may be amended, restated, amended and restated, extended, renewed, supplemented, refinanced, substituted, replaced or otherwise modified from time to time), among the Company, as the borrower, and certain banks and other financial institutions party thereto from time to time as lenders and the Administrative Agent.

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“Below Investment Grade Adjusted Interest Rate” is defined in Section 1.2(e).

“Below Investment Grade Event” is defined in Section 1.2(f).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.4(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event:

(1) the sum of: (a) Daily Simple SOFR and (b) 0.10%; and

(2) where a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate and the rate cannot be determined by the Floating Rate Required Holders pursuant to clause (1) above, the sum of: (a) the alternate benchmark rate that has been selected by the Floating Rate Required Holders and the Company as the replacement for the then-current Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention in the United States for determining a benchmark rate as a replacement for the then-current Benchmark for unsecured floating rate notes at such time and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Floating Rate Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Floating Rate Required Holders and the Company giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for unsecured floating rate notes in the U.S. at such time.

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“Benchmark Replacement Conforming Changes” means with respect to the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Floating Interest Period,” or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing and prepayment notices and other technical, administrative or operational matters) that the Floating Rate Required Holders (after consultation with the Company) decides in its reasonable discretion may be appropriate or reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Company in a manner substantially consistent with market practice (or, if the Floating Rate Required Holders, in consultation with the Company, decide that adoption of any portion of such market practice is not administratively feasible or if the Floating Rate Required Holders (after consultation with the Company) determine that no market practice for the administration of any such rate exists, in such other manner of administration as the Floating Rate Required Holders, in consultation with the Company, decide is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means a date and time determined by the Company in its reasonable discretion, which date shall be no later than the earlier to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

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(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), including the Board of Governors of the Federal Reserve System of the United States of America or the NYFRB, as applicable, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“BlackRock Parent” means BlackRock, Inc., a Delaware corporation, together with its majority-owned subsidiaries, including any majority-owned subsidiary formed for the purpose of directly or indirectly acquiring or holding all of the outstanding shares of common stock of BlackRock, Inc. or its successor.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” means, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

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“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. Notwithstanding any other provision contained herein, any change in GAAP after December 15, 2018 that would require an operating lease to be treated similar to a capital lease shall not be given effect hereunder.

“Cash” means any immediately available funds in Dollars or in any currency other than Dollars which is a freely convertible currency.

“Cash Equivalents” means investments (other than Cash) that are one (1) or more of the following obligations:

(a) U.S. Government Securities, in each case maturing within one (1) year from the date of acquisition thereof;

(b) investments in commercial paper or other short-term corporate obligations maturing within two hundred seventy (270) days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s (or if only one of S&P or Moody’s provides such rating, such investment shall also have an equivalent credit rating from any other rating agency);

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one hundred eighty (180) days from the date of acquisition thereof (i) issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of the jurisdiction or any constituent jurisdiction thereof of any Agreed Foreign Currency, provided that such certificates of deposit, banker’s acceptances and time deposits are held in a securities account (as defined in the Uniform Commercial Code) through which the Collateral Agent can perfect a security interest therein and (ii) having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s (or if only one of S&P or Moody’s provides such rating, such investment shall also have an equivalent credit rating from any other rating agency);

(d) fully collateralized repurchase agreements with a term of not more than thirty (30) days from the date of acquisition thereof for U.S. Government Securities and entered into with (i) a financial institution satisfying the criteria described in clause (c) of this definition or (ii) an Approved Dealer (as defined in the Bank Credit Agreement) having (or being a member of a consolidated group having) at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s (or if only one of S&P or Moody’s provides such rating, such Approved Dealer shall also have an equivalent credit rating from any other rating agency);

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(e) money market funds that invest primarily in investments of the type described in the immediately preceding clauses (a) through (d) above (including as to credit quality and maturity);

(f) a Reinvestment Agreement;

(g) money market funds that have, at all times, credit ratings of “Aaa” and “MR1+” by Moody’s and “AAAm” or “AAAm-G” by S&P, respectively; and

(h) any of the following offered by the Custodian (as defined in the Bank Credit Agreement) (or any successor custodian or other entity acting in a similar capacity with respect to the Company) (I) money market deposit accounts, (II) eurodollar time deposits, (III) commercial eurodollar sweep services or (IV) open commercial paper services, in each case having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s (or if only one of S&P or Moody’s provides such rating, such investment shall also have an equivalent credit rating from any other rating agency) and maturing not later than two hundred seventy (270) days from the date of acquisition thereof;

provided, that (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone (for example, interest-only securities or “IOs”); (ii) if any of Moody’s or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody’s or S&P, as the case may be; (iii) Cash Equivalents (other than U.S. Government Securities, certificates of deposit, repurchase agreements or the money market funds described in clause (e) of this definition of “Cash Equivalents”) shall not include any such investment representing more than 10% of total assets of the Obligors in any single issuer; and (iv) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars or an Agreed Foreign Currency.

“Change in Control” has the meaning provided in Section 8.8(f).

“CLO Securities” means debt securities, mezzanine securities, equity securities, residual interests or composite or combination securities (i.e. securities consisting of a combination of debt and equity securities that are issued in effect as a unit) including synthetic securities that provide synthetic credit exposure to debt securities, mezzanine securities, equity securities, residual interests or composite or combination securities (or other investments, including any interests held to comply with applicable risk retention requirements, that similarly represent an investment in underlying pools of leveraged portfolios), that, in each case, entitle the holders thereof to receive payments that (i) depend on the cash flow from a portfolio consisting primarily of ownership interests in debt securities, corporate loans or asset-backed securities or (ii) are subject to losses owing to credit events (howsoever defined) under credit derivative transactions with respect to debt securities, corporate loans or asset-backed securities.

“Closing” is defined in Section 3 and shall include any closing under a Supplement.

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“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Collateral” has the meaning assigned to such term in the Security Documents.

“Collateral Agent” means SMBC in its capacity as Collateral Agent under the Security Documents, and includes any successor Collateral Agent thereunder.

“Company” is defined in the first paragraph of this Agreement.

“Competitor” means (a) any entity that has elected to be regulated as a “business development company” under the Investment Company Act; (b) any Person who is not an Affiliate of the Company or any of its subsidiaries and who engages, as its primary business, in (i) the same or similar business as a material business of the Company or any of its subsidiaries or (ii) the business of providing or buying loans in the middle market and such Person is not a bank or an insurance company; or (c) any Affiliate of any of the foregoing (other than an Affiliate that (i) has not elected to be regulated as a “business development company” under the Investment Company Act, (ii) does not engage, as its primary business, in the business of providing loans in the middle market, (iii) has established procedures which will prevent confidential information supplied to such Affiliate from being transmitted or otherwise made available to such affiliated entities described above, and (iv) is managed by Persons other than Persons who manage such affiliated entities described above); provided that:

(i) the provision of investment advisory services by a Person to an employee benefit plan which is owned or controlled by a Person which would otherwise be a Competitor shall not in any event cause the Person providing such services to be deemed to be a Competitor, provided that such Person providing such services has established and maintains procedures which will prevent Confidential Information supplied to such Person from being transmitted or otherwise made available to such employee benefit plan;

(ii) in no event shall an Institutional Investor be deemed a Competitor if such Institutional Investor is a Pension Plan sponsored by a Person which would otherwise be a Competitor but which is a regular investor in privately placed Securities and such Pension Plan has established and maintains procedures which will prevent Confidential Information supplied to such Pension Plan by the Company from being transmitted or otherwise made available to such plan sponsor; and

(iii) in any event that any Private Placement Agent that would otherwise be deemed to be a Competitor pursuant to the foregoing provisions of this definition, such Private Placement Agent shall not be deemed to be a Competitor if such Private Placement Agent holds the Notes only in connection with its role as an intermediary in the prompt and expeditious sale in accordance with customary financial market conditions of the Note or Notes owned by one Institutional Investor who is not a Competitor to another purchasing Institutional Investor who is not a Competitor and such Private Placement Agent has established procedures which will prevent confidential information supplied to either the selling or buying Institutional Investor by the Company from being transmitted or otherwise made available to such Private Placement Agent or any of its Affiliates in any capacity other than as the agent and intermediary in connection with such sale of any such Note or Notes; and

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(iv) in no event shall an initial Purchaser or Additional Purchaser acquiring any Notes at a Closing be deemed a Competitor.

“Concurrent Transactions” means, with respect to any proposed action or transaction hereunder, (a) any acquisition or sale of Portfolio Investments or other property or assets, (b) any payment of outstanding loans, cash collateralization of Letters of Credit as contemplated by Section 2.04(l) of the Bank Credit Agreement, or payment of other Indebtedness that is included in the Covered Debt Amount (as defined in the Bank Credit Agreement), (c) any return of capital or other distribution or receipt of cash from any Investment, (d) any incurrence of Indebtedness and the use of proceeds thereof, (e) any sale of Equity Interests of the Company, and (f) any pro forma adjustments related to any of the actions or transactions described in the foregoing clauses (a) through (e), in each case, (x) that occurs substantially simultaneously with such proposed action or transaction and (y) is evidenced by a current Borrowing Base Certificate (as defined in the Bank Credit Agreement) delivered by the Company (which may include any activities permitted to be included under clause (x) above).

“Confidential Information” is defined in Section 20.

“Contingent Secured Indebtedness” means, on any date, Indebtedness of an Obligor (which may be guaranteed by one or more other Obligors) that (a) is incurred pursuant to one or more repurchase arrangements, (b) has a maturity at issuance of no more than 180 days (or, in the case of any renewal or extension thereof, 180 days after the then-current expiration date of such Contingent Secured Indebtedness) and (c) is not secured by any Collateral (other than by (x) any Portfolio Investment to the extent otherwise permitted to be transferred to an Excluded Asset hereunder, (y) the participation interest such Obligor sells or purports to sell in the underlying asset for such repurchase agreement(s) and such underlying asset or (z) any note or security issued by a Subsidiary of an Obligor that such Obligor sells or purports to sell, which economically represents the underlying asset for such repurchase agreement(s)).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto; provided, however, that “Control” shall not include “negative” control or “blocking” rights whereby action cannot be taken without the vote or consent of any Person.

“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Controlled Foreign Corporation” means any Subsidiary which is (i) a “controlled foreign corporation” (within the meaning of Section 957 of the Code), (ii) a subsidiary substantially all the assets of which consist of debt or equity in Subsidiaries described in clause (i) of this definition, or (iii) an entity treated as disregarded for U.S. federal income tax purposes that owns more than 65% of the voting stock of a Subsidiary described in clause (i) or (ii) of this definition.

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“Credit Default Swap” means any credit default swap entered into as a means to (i) invest in bonds, notes, loans, debentures or securities on a leveraged basis (including, without limitation, total return swaps) or (ii) hedge the default risk of bonds, notes, loans, debentures or securities.

“Cure Right” is defined in Section 10.8(d).

“Currency” means Dollars or any Foreign Currency.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, the SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such SOFR Determination Date will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of the calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.

“Debt Rating” means the debt rating of the Notes as determined from time to time by any Acceptable Rating Agency.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, unless cured or waived, become an Event of Default.

“Default Rate” means that rate of interest per annum that is 2.00% above the rate of interest then in effect on the applicable Notes.

“Designated Subsidiary” means:

1. An SBIC Subsidiary; or

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2. (a) a direct or indirect Subsidiary of the Company or any other Obligor designated by the Company as a “Designated Subsidiary” which meets the following criteria:

(i) to which any Obligor sells, conveys or otherwise transfers (whether directly or indirectly) Cash, Cash Equivalents or one (1) or more Portfolio Investments, which engages in no material activities other than in connection with the holding, purchasing and financing of one (1) or more assets;

(ii) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary (A) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (B) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (C) subjects any property of any Obligor (other than property that has been contributed or sold, purported to be sold or otherwise transferred to such Subsidiary or any equity of such Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof;

(iii) with which no Obligor has any material contract, agreement, arrangement or understanding other than on terms, taken as a whole, not materially less favorable to such Obligor (excluding customary sale and contribution agreements entered into with a single purpose entity that is structured to be bankruptcy remote and master participation agreements) than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing receivables or financial assets and pursuant to any Standard Securitization Undertakings; and

(iv) to which no Obligor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results, other than pursuant to Standard Securitization Undertakings; or

(b) a direct or indirect Subsidiary of the Company designated by the Company as a “Designated Subsidiary” and which meets the following criteria:

(i) such Subsidiary is the direct parent of any Designated Subsidiary referred to in clause (a);

(ii) such Subsidiary engages in no activities and has no assets (other than in connection with the transfer of assets to and from any Designated Subsidiary referred to in clause (a), its ownership of all of the Equity Interests of any Designated Subsidiary referred to in clause (a), any contracts, agreements, arrangements or arrangements not prohibited by clause (iii) below and Standard Securitization Undertakings) or liabilities (other than in connection with any contracts, agreements, arrangements or arrangements not prohibited by clause (iii) below and Standard Securitization Undertakings);

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(iii) no Obligor has any material contract, agreement, arrangement or understanding with such holding company other than on terms, taken as a whole, not materially less favorable to such Obligor than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing receivables or financial assets and pursuant to any Standard Securitization Undertakings; and

(iv) no Obligor has any obligation to maintain or preserve such holding company’s financial condition or cause such entity to achieve certain levels of operating results, other than pursuant to Standard Securitization Undertakings.

Any such designation under clauses (2)(a) and (2)(b) by the Company shall be effected pursuant to a certificate of a Financial Officer delivered to the holders of the Notes, which certificate shall include a statement to the effect that, to the best of such officer’s knowledge, such designation complied with the foregoing conditions set forth in clauses (2)(a) or (2)(b). For the avoidance of doubt, in the case of clause (2)(a), no Subsidiary Guarantor shall be designated as a Designated Subsidiary unless the Company shall be in compliance with Section 10.2(d) immediately after giving effect to any such designation. Each Subsidiary of a Designated Subsidiary shall be deemed to be a Designated Subsidiary and shall comply with the foregoing requirements of this definition. The parties hereby agree that the Subsidiaries identified as Designated Subsidiaries on Schedule 5.4 hereto, shall each constitute a Designated Subsidiary so long as they comply with the foregoing requirements of this definition.

“Disclosure Documents” is defined in Section 5.3.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that the term “Disposition” or “Dispose” shall not include the disposition of Investments originated by the Company and immediately transferred to a Designated Subsidiary pursuant to a transaction not prohibited hereunder or any disposition of a Portfolio Investment received from an Excluded Asset and promptly transferred to another Excluded Asset pursuant to the terms of Section 10.2(i).

“Disqualified Equity Interests” means any Equity Interests of the Company that after issuance are subject to any agreement between the holder of such Equity Interests and the Company whereby the Company is required to purchase, redeem, retire, acquire, cancel or terminate all such Equity Interests at any time prior to the first anniversary of the Maturity Date, other than (x) as a result of a change of control or asset sale, or (y) in connection with any purchase, redemption, retirement, acquisition, cancellation or termination with, or in exchange for, shares of Equity Interests that are not Disqualified Equity Interests.

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“Dollars” or “$” refers to lawful money of the United States of America.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Environmental Laws” means any applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests or equivalents (however designated, including any instrument treated as equity for U.S. federal income tax purposes) in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest. As used in this Agreement, “Equity Interests” shall not include convertible debt unless and until such debt has been converted to capital stock or other Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder from time to time in effect.

“Excluded Asset Lien” has the meaning assigned to such term in Section 10.5(e).

“Excluded Assets” means the entities identified as Excluded Assets in Schedule 10.2 hereto, any Permitted CLO Issuer, finance lease obligations, each Designated Subsidiary, and any similar assets or entities, in each case, in which any Obligor holds an interest on or after the Execution Date, and, in each case, their respective Subsidiaries, unless, in the case of any such asset or entity, the Company designates in writing to the Collateral Agent that such asset or entity is not to be an Excluded Asset.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Subsidiary Guarantor (determined after

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giving effect to Section 3.11 of the Guarantee and Security Agreement and any other “Keepwell, support or other agreement” for the benefit of such Subsidiary Guarantor) or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one (1) swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Execution Date” is defined in Section 3.

“Extraordinary Receipt” means any cash received by or paid to any Obligor on account of any foreign, United States, state or local tax refunds, pension plan reversions, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, condemnation awards (and payments in lieu thereof), indemnity payments received not in the ordinary course of business and any purchase price adjustment received not in the ordinary course of business in connection with any purchase agreement and proceeds of insurance (excluding, however, for the avoidance of doubt, proceeds of any issuance of Equity Interests and issuances of Indebtedness by any Obligor); provided that Extraordinary Receipts shall not include any (v) amounts that the Company receives from the Administrative Agent or any Lender pursuant to Section 2.16(i) of the Bank Credit Agreement, (w) cash receipts to the extent received from proceeds of insurance, condemnation awards (or payments in lieu thereof), indemnity payments or payments in respect of judgments or settlements of claims, litigation or proceedings to the extent that such proceeds, awards or payments are received by any Person in respect of any unaffiliated third party claim against or loss by such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim or loss and the costs and expenses of such Person with respect thereto, (x) taxes paid or reasonably estimated to be payable by the Company or such other Obligor as a result of such cash receipts (after taking into account any available tax credits or deductions); provided that, if the amount of any estimated taxes pursuant to clause (x) exceeds the amount of taxes actually required to be paid in cash in respect of any such event, the aggregate amount of such excess shall constitute Extraordinary Receipts (as of the date the Company determines such excess exists), (y) any costs, fees, commissions, premiums and expenses incurred by the Company or such other Obligor directly incidental to such cash receipts, including reasonable legal fees and expenses or (z) proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“First Closing” is defined in Section 3.

“Fixed Rate Notes” means the Series 2024A Notes and any Series or tranche of Additional Notes which accrues interest at a fixed rate.

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“Floating Interest Period” means, with respect to any Floating Rate Note, each period from and including the Floating Rate Note Reset Date for such Note to but excluding the immediately subsequent Floating Rate Note Reset Date for such Note. Notwithstanding the foregoing, (a) the first Floating Interest Period shall begin on the date of the applicable Closing for such Floating Rate Note and end on the first applicable Floating Rate Note Payment Date and (b) the final Floating Interest Period for such Floating Rate Note shall end on, and exclude the earlier of (x) the respective date on which the principal amount of such Floating Rate Note is paid in full and (y) the maturity date for such Floating Rate Note.

“Floating Interest Rate Determination Date” means the date two (2) U.S. Government Securities Business Days before each Floating Rate Note Payment Date.

“Floating Rate Note Payment Date” means with respect to any Floating Rate Note, the interest payment dates set forth on the applicable Floating Rate Note.

“Floating Rate Note Reset Date” means with respect to any Floating Rate Note, the first day of the applicable Floating Interest Period.

“Floating Rate Notes” means any Series or tranche of Additional Notes which accrues interest at a floating rate.

“Floating Rate Required Holders” means at any time the holders of more than 50% in principal amount of the Floating Rate Notes at the time outstanding (exclusive of Floating Rate Notes then owned by the Company or any of its Affiliated Holders).

“Floor” means zero percent (0.00%).

“Foreign Currency” means at any time any currency other than Dollars.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States of America and (b) for purposes of Section 9.6, with respect to any Subsidiary, generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any state or other political subdivision thereof, or

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(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary indemnification agreements entered into in the ordinary course of business in connection with obligations that do not constitute Indebtedness. The amount of any Guarantee at any time shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guarantee is incurred, unless the terms of such Guarantee expressly provide that the maximum amount for which such Person may be liable thereunder is a lesser amount (in which case the amount of such Guarantee shall be deemed to be an amount equal to such lesser amount).

“Guarantee and Security Agreement” means that certain Guarantee and Security Agreement dated as of April 19, 2024 among the Company, the Subsidiary Guarantors, the Administrative Agent, each holder (or a representative or trustee therefor) from time to time of any Designated Indebtedness (as defined therein), and the Collateral Agent.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances which are regulated by Environmental Law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum products.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

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“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Immaterial Subsidiaries” means those Subsidiaries of the Company that are “designated” as Immaterial Subsidiaries by the Company from time to time (it being understood that the Company may at any time change any such designation); provided that such designated Immaterial Subsidiaries shall collectively meet all of the following criteria as of the date of the most recent balance sheet required to be delivered pursuant to Section 7.1: (a) the aggregate assets of such Subsidiaries and their Subsidiaries (on a consolidated basis) as of such date do not exceed an amount equal to 5% of the consolidated assets of the Company and its Subsidiaries as of such date; and (b) the aggregate revenues of such Subsidiaries and their Subsidiaries (on a consolidated basis) for the fiscal quarter ending on such date do not exceed an amount equal to 5% of the consolidated revenues of the Company and its Subsidiaries for such period.

“Incorporated Covenant” is defined in Section 9.11.

“Indebtedness” of any Person means, without duplication,

(a) (i) all obligations of such Person for borrowed money or (ii) with respect to deposits or advances of any kind that are required to be to accounted for under GAAP as a liability on the financial statements of such Person (other than deposits received in connection with a portfolio investment (including Portfolio Investments) of such Person in the ordinary course of such Person’s business (including, but not limited to, any deposits or advances in connection with expense reimbursement, prepaid agency fees, other fees, indemnification, work fees, tax distributions or purchase price adjustments)),

(b) all obligations of such Person evidenced by bonds, debentures, notes or similar debt instruments,

(c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding accounts payable and accrued expenses and trade accounts incurred in the ordinary course of business),

(d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable and accrued expenses and trade accounts incurred in the ordinary course of business),

(e) all Indebtedness of others secured by any Lien (other than a Lien permitted by Section 10.5(c)) on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the amount of such Indebtedness being the lower of the outstanding amount of such debt and the fair market value of the property subject to such Lien),

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(f) all Guarantees by such Person of Indebtedness of others,

(g) all Capital Lease Obligations of such Person,

(h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (including, for the avoidance of doubt, the aggregate undrawn amount of all outstanding letters of credit and the aggregate amount of all letter of credit disbursements that have not yet been reimbursed),

(i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and

(j) all Disqualified Equity Interests.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing “Indebtedness” shall not include (s) uncalled capital or other commitments of an Obligor in any joint venture, as well as any letter or agreement requiring any Obligor to provide capital to a joint venture or a lender to a joint venture, (t) [reserved], (u) any non-recourse liabilities for participations sold by any Person in any Bank Loans (as defined in the Bank Credit Agreement), (v) indebtedness of such Person on account of the sale by such Person of the first out tranche of any First Lien Bank Loan (as defined in the Bank Credit Agreement) that arises solely as an accounting matter under ASC 860, (w) escrows or purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment, (x) a commitment arising in the ordinary course of business to make a future portfolio investment (including Portfolio Investments) or fund the delayed draw, revolver, letter of credit or other unfunded portion of any existing portfolio investment (including Portfolio Investments), (y) any accrued incentive, management or other fees to an investment manager or its affiliates (regardless of any deferral in payment thereof), or (z) non-recourse liabilities for participations sold by any Person in any Bank Loan.

“Ineligible Holder” means any holder of a Note that (a) has become (or has any parent company thereof that has become) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority, (b) become (or has any parent company thereof that has become) the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment or (c) is a Sanctioned Holder, and, as a result of any of the foregoing clauses (a), (b) or (c), is not permitted by any Governmental Authority or legal proceeding to vote its holdings of Notes under this Agreement.

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“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any Pension Plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Hedging Agreements and Credit Default Swaps.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investment Grade” means in respect of the Notes a rating of (a) “BBB-” or better by Kroll or (b) its equivalent by any other Acceptable Rating Agency.

“Investment Policies” has the meaning assigned to such term in Section 3.11(c) of the Bank Credit Agreement.

“Joint Venture Subsidiary” means, with respect to any Obligor, any Investment by such Obligor in a joint venture or other investment vehicle in the form of a capital investment, loan or other commitment in or to such joint venture or other investment vehicle pursuant to which such Obligor may be required to provide contributions, investments, or financing to such joint venture or other investment vehicle, which is, under GAAP, consolidated on the financial statements of the Company and its Subsidiaries and which Investment the Company has designated in writing as a “Joint Venture Subsidiary.”

“Kroll” means Kroll Bond Rating Agency, Inc., or if applicable, its successor.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance (other than any customary contractual limitation set forth in any agreement that is not prohibited from being entered into hereunder), charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (other than on market terms at fair value so long as in the case of any portfolio investment (including Portfolio Investments), the Value (as defined in the Bank Credit Agreement) used in determining the

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Borrowing Base (as defined in the Bank Credit Agreement) is not greater than the call price), except in favor of the issuer thereof (and, for the avoidance of doubt, in the case of Investments that are loans or other debt obligations, restrictions on assignments or transfers, buyout rights, voting rights, right of first offer or refusal thereof pursuant to the underlying documentation of such Investment shall not be deemed to be a “Lien” and, in the case of portfolio investments (including Portfolio Investments) that are equity securities, excluding customary drag along, tag along, buyout rights, voting rights, right of first offer or refusal, restrictions on assignments or transfers and other similar rights in favor of other equity holders of the same issuer).

“Loan Documents” has the meaning assigned to such term in the Bank Credit Agreement.

“Make-Whole Amount” (i) is defined in Section 8.6 with respect to any Series 2024A Note and (ii) is set forth in the applicable Supplement with respect to any Additional Notes that are Fixed Rate Notes.

“Margin” with respect to any Floating Rate Note, is set forth in the applicable Additional Notes that are Floating Rate Notes.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole (excluding in any case a decline in the net asset value of the Company or its Subsidiaries, a change in general market conditions or values of the Investments of the Company and its Subsidiaries taken as a whole), (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty.

“Material Credit Facility” means, as to the Company and any Subsidiary Guarantor,

(a) the Bank Credit Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and

(b) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of the First Closing by the Company or any Subsidiary Guarantor, or in respect of which the Company or any Subsidiary Guarantor is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

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“Material Indebtedness” means (a) Indebtedness (other than the Notes), of any one (1) or more of the Company and its Subsidiaries in an aggregate outstanding principal amount exceeding $50,000,000 and (b) obligations in respect of one (1) or more Hedging Agreements or Credit Default Swaps under which the maximum aggregate amount (giving effect to any netting agreements) that the Company and the Subsidiaries would be required to pay if such Hedging Agreement(s) were terminated at such time would exceed $50,000,000.

“Maturity Date” is defined in the first paragraph of each Note.

“MFL Cure Right Provision” means any provision (regardless of whether such provision is labeled or otherwise characterized as a covenant, a definition or a default) that allows the Company or any Subsidiary to “cure” or otherwise remedy a default under a financial covenant that is the same as one of the financial covenants set forth in Section 10.8 (and have the same related definitions) prior to such default becoming an actionable event of default.

“MFL Financial Covenant” means any financial covenant (regardless of whether such provision is labeled or otherwise characterized as a covenant, a definition or a default) that requires the Company or any Subsidiary Guarantor to (i) maintain any level of financial performance (including any specified level of net worth, total assets, cash flows or net income, however expressed), (ii) maintain any relationship of any component of its capital structure to any other component thereof (including the relationship of indebtedness, senior indebtedness or subordinated indebtedness to total capitalization or to net worth, however expressed), (iii) to maintain any measure of its ability to service its indebtedness (including exceeding any specified ratio of revenues, cash flow or income to interest expense, rental expense, capital expenditures and/or scheduled payments of indebtedness, however expressed) or (iv) not to exceed any maximum level of indebtedness, however expressed; provided, however, that, for the avoidance of doubt, no borrowing base requirement or covenants, however expressed, shall constitute an MFL Financial Covenant.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Most Favored Lender Notice” means a written notice from the Company to each of the holders of the Notes delivered promptly, and in any event within ten (10) Business Days after the inclusion of any Additional Covenant in a Specified Credit Facility (including by way of amendment or other modification of any existing provision thereof), pursuant to Section 9.11 by a Senior Financial Officer in reasonable detail, including reference to Section 9.11, a verbatim statement of such Additional Covenant (including any defined terms used therein).

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA) in respect of which the Company or any ERISA Affiliate makes any contributions.

“NAIC” means the National Association of Insurance Commissioners.

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“Net Cash Proceeds” means:

(a) with respect to any Disposition by the Company or any other Obligor, or any Extraordinary Receipt received or paid to the account of the Company or any other Obligor, an amount equal to (a) the sum of cash and Cash Equivalents received by an Obligor or paid to the account of any Obligor in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) minus (b) the sum of (i) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (ii) the reasonable out-of-pocket fees, costs and expenses incurred by the Company or such other Obligor in connection with such transaction, (iii) the taxes paid or reasonably estimated to be actually payable within two years of the date of the relevant transaction in connection with such transaction; provided that, if the amount of any estimated taxes pursuant to clause (iii) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds (as of the date the Company determines such excess exists), (iv) any reasonable costs, fees, commissions, premiums and expenses incurred by the Company or any of its Subsidiaries in connection with such Disposition, and (v) reserves for indemnification, purchase price adjustments or analogous arrangements either (x) required by underlying documentation for such Disposition or (y) reasonably estimated by the Company or the relevant Subsidiary in connection with such Disposition; provided that, if the amount of any estimated reserves pursuant to this clause (v) exceeds the amount actually required to be paid in cash in respect of indemnification, purchase price adjustments or analogous arrangements for such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds (as of the date the Company determines such excess exists); and

(b) with respect to the sale or issuance of any Equity Interest by the Company or any other Obligor (including, for the avoidance of doubt, cash received by the Company or any other Obligor for the sale by the Company or such Obligor of any Equity Interest of a Subsidiary, but specifically excluding any sale of any Equity Interest by a Subsidiary that is not an Obligor or cash received by a Subsidiary that is not an Obligor), or the incurrence or issuance of any Indebtedness by the Company or any other Obligor, an amount equal to (i) the sum of the cash and Cash Equivalents received in connection with such transaction minus (ii) the sum of (1) reasonable out-of-pocket fees, costs and expenses, incurred by the Company or such Obligor in connection therewith plus (2) any reasonable costs, fees, commissions, premiums, expenses, or underwriting discounts or commissions incurred by the Company or any of its Subsidiaries in connection with such sale or issuance.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

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“Notes” is defined in Section 1.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligor” means, collectively, the Company and the Subsidiary Guarantors.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Participation Interest” means a participation interest (excluding any sub-participation interests) in an investment that at the time of acquisition by an Obligor satisfies each of the following criteria: (a) the underlying investment would constitute a Portfolio Investment were it acquired directly by such Obligor, (b) the seller of the participation is an Excluded Asset, (c) the entire purchase price for such participation is paid in full at the time of its acquisition and (d) the participation provides the participant all of the economic benefit and risk of the whole or part of such portfolio investment that is the subject of such participation.

“Payment Date” means with respect to any Note, the dates of each year in which interest with respect to such Note will be paid, as specified in such Note.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means any Plan that is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

“Permitted Advisor Loan” means any Indebtedness for borrowed money of any Obligor that (a) is owed to the Advisor or any Affiliate thereof, (b) has no mandatory amortization prior to, and a final maturity date not earlier than, six months after the latest Maturity Date, (c) is permitted by the Investment Company Act, (d) is not secured by any property or assets (whether of any Obligor or any other Person), (e) is on terms and conditions not materially less favorable to such Obligor than could be obtained on an arm’s-length basis from unrelated third parties, (f) is on terms and conditions that are not materially more restrictive upon such Obligor than those set forth in this Agreement with respect to such Obligor; and (g) the Company has elected to be treated as a Permitted Advisor Loan by giving written notice of such election to the holders of the Notes.

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“Permitted CLO Issuer” means any issuer of CLO Securities (or such entity’s parent, general partner or other managing entity) that is an Affiliate of the Company and has acquired any Investments from an Obligor; provided that:

(i) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such issuer (i) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (ii) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property of any Obligor (other than property that has been contributed or sold, purported to be sold or otherwise transferred to such issuer or any equity of such issuer), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof,

(ii) no Obligor has any material contract, agreement, arrangement or understanding with such issuer other than on terms, taken as a whole, not materially less favorable to such Obligor (excluding customary sale and contribution agreements entered into with a single purpose entity that is structured to be bankruptcy remote and master participation agreements) than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing receivables or financial assets and pursuant to Standard Securitization Undertakings, and

(iii) to which no Obligor has any obligation to maintain or preserve such issuer’s financial condition or cause such entity to achieve certain levels of operating results, other than pursuant to Standard Securitization Undertakings.

“Permitted Liens” means:

(a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or any other Obligor in accordance with GAAP;

(b) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (i) attach only to the securities (or proceeds) being purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing;

(c) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, landlord, storage and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money);

(d) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than Liens in respect of employee benefit plans arising under ERISA) or to secure public or statutory obligations;

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(e) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business, provided that all Liens on any Collateral included in the Borrowing Base (as defined in the Bank Credit Agreement) that are permitted pursuant to this clause (e) shall have a priority that is junior to the Liens under the Security Documents;

(f) Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default under Section 11(j);

(g) customary rights of setoff, banker’s lien, security interest or other like right upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business securing payment of fees, indemnities, charges for returning items and other similar obligations; provided that, such rights in clauses (i) and (ii) are subordinated to the Lien of the Collateral Agent;

(h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(i) deposits of money that are not Collateral securing leases to which an Obligor is a party as the lessee made in the ordinary course of business;

(j) easements, rights of way, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not interfere with or affect in any material respect the ordinary course conduct of the business of the Company or any of its Subsidiaries;

(k) Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by any Obligor in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise not prohibited hereunder);

(l) precautionary Liens, and filings of financing statements under the Uniform Commercial Code, covering assets sold or contributed or purported to be sold or contributed to any Person not prohibited hereunder; and

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(m) any restrictions on the sale or disposition of assets pursuant to a transaction not prohibited hereunder arising from a loan sale agreement between or among one or more Obligors with one or more Designated Subsidiaries or Permitted CLO Issuers; provided such restrictions with respect to this clause (m) only apply to such assets sold or disposed of and do not adversely affect the enforceability of the Collateral Agent’s first-priority security interest on any Collateral.

“Permitted Policy Amendment” means any change, alteration, expansion, amendment, modification, termination, restatement or replacement of the Investment Policies that is one of the following: (a) approved in writing by the Administrative Agent, (b) required by applicable law, rule, regulation or Governmental Authority, or (c) not materially adverse to the rights, remedies or interests of the holders of the Notes in the reasonable discretion of the Required Holders (for the avoidance of doubt, no change, alteration, expansion, amendment, modification, termination or restatement of the Investment Policies shall be deemed “materially adverse” if investment size proportionately increases as the size of the Company’s capital base changes).

“Permitted SBIC Guarantee” means a guarantee by the Company of Indebtedness of an SBIC Subsidiary on the SBA’s then applicable form (or the applicable form at the time such guarantee was entered into), provided that the recourse to the Company thereunder is expressly limited only to periods after the occurrence of an event or condition that is an impermissible change in the control of such SBIC Subsidiary (it being understood that, as provided in Section 11(m), it shall be an Event of Default hereunder if any such event or condition giving rise to such recourse occurs).

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA (other than a Multiemployer Plan) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has any liability.

“Portfolio Investment” means any Investment (including a Participation Interest) held by the Obligors in their asset portfolio (and solely for purposes of determining Sections 10.5(d) and 10.7(d), Cash and Cash Equivalents, excluding Cash pledged as cash collateral for Letters of Credit). Without limiting the generality of the foregoing, it is understood and agreed that (A) any Portfolio Investments that have been contributed or sold, purported to be contributed or sold or otherwise transferred to any Excluded Asset, or held by any Immaterial Subsidiary, Joint Venture Subsidiary or Controlled Foreign Corporation that is not a Subsidiary Guarantor, shall not be treated as Portfolio Investments, and (B) any Investment in which any Obligor has sold a participation therein to a Person that is not an Obligor shall not be treated as a Portfolio Investment to the extent of such participation.

“Prepayment Premium” is set forth in the applicable Supplement with respect to any Additional Notes that are Floating Rate Notes.

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“Presentation” is defined in Section 5.3.

“Private Rating Letter” means a letter issued by an Acceptable Rating Agency in connection with any private debt rating for the applicable Series or tranche of Notes, which (a) sets forth the Debt Rating for such Series or tranche of Notes, (b) refers to the Private Placement Number issued by PPN CUSIP Unit of CUSIP Global Services (in cooperation with the SVO) in respect of such Series or tranche of Notes, (c) addresses the likelihood of payment of both principal and interest on the Notes (which requirement shall be deemed satisfied if either (x) such letter includes confirmation that the rating reflects the Acceptable Rating Agency’s assessment of the Company’s ability to make timely payment of principal and interest on such Series or tranche of Notes or a similar statement or (y) such letter is silent as to the Acceptable Rating Agency’s assessment of the likelihood of payment of both principal and interest and does not include any indication to the contrary), (d) includes such other information describing the relevant terms of such Series or tranche of Notes as may be required from time to time by the SVO or any other regulatory authority having jurisdiction over any holder of any Notes, and (e) shall not be subject to confidentiality provisions which would prevent it from being shared with the SVO or any other regulatory authority having jurisdiction over any holder of such Series or tranche of Notes.

“Private Rating Rationale Report” means, with respect to any Private Rating Letter, a report issued by the Acceptable Rating Agency in connection with such Private Rating Letter setting forth an analytical review of the Notes explaining the transaction structure, methodology relied upon, and, as appropriate, analysis of the credit, legal, and operational risks and mitigants supporting the assigned Private Rating for the Notes, in each case, on the letterhead of the Acceptable Rating Agency or its controlled website and generally consistent with the work product that an Acceptable Rating Agency would produce for a similar publicly rated security and otherwise in form and substance generally required by the SVO or any other regulatory authority having jurisdiction over any holder of any Notes from time to time.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“QPAM Exemption” is defined in Section 6.2(d).

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“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Reinvestment Agreement” means a guaranteed reinvestment agreement from a bank (if treated as a deposit by such bank), insurance company or other corporation or entity, in each case, at the date of such acquisition having a credit rating of at least A-1 from S&P and at least P-1 from Moody’s (or if only one of S&P or Moody’s provides such rating, such investment shall also have an equivalent credit rating from any other nationally recognized rating agency); provided that such agreement provides that it is terminable by the purchaser, without penalty, if the rating assigned to such agreement by either S&P or Moody’s (or such other rating agency) is at any time lower than such ratings; and provided further that such reinvestment agreement may be unwound at the option of the purchaser at any time without penalty.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System of the United States of America or the NYFRB, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System of the United States of America or the NYFRB, or any successor thereto.

“Required Holders” means, at any time,

(a) prior to the First Closing, the Purchasers, and

(b) on or after the First Closing and before the Second Closing, (i) the holders of greater than 50.00% in principal amount of each Series of the Notes at the time outstanding (exclusive of Notes then owned by the Company, any of its Affiliates, or any entity whose investments or investment related decisions are primarily managed by the Company or any its Affiliates (collectively, the “Affiliated Holders”)), and (ii) the Purchasers of the Tranche B Notes scheduled to be issued at the Second Closing, and

(c) on or after the Second Closing, the holders of greater than 50.00% in principal amount of each Series of the Notes at the time outstanding (exclusive of Notes then owned by the Affiliated Holders), it being understood that, for purposes of this definition, the Series 2024A Notes shall constitute one Series;

provided, however, that Notes that any Purchaser (other than the Company or any of its Affiliates or any Portfolio Investment) is committed to purchase under this Agreement or any Supplement shall be deemed outstanding and held by such Purchaser for purposes of the determination of Required Holders;

provided, further, however, that Notes that are held by any Sanctioned Holder or with respect to which a Sanctioned Holder is committed to purchase under this Agreement or any Supplement shall be deemed not to be outstanding for purposes of the determination of Required Holders.

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“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Company or any other Obligor, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Company or any option, warrant or other right to acquire any such shares of capital stock of the Company, provided, for the avoidance of doubt, neither the conversion or settlement of convertible debt into capital stock nor the purchase, redemption, retirement, acquisition, cancellation or termination of convertible debt made solely with capital stock (other than interest or expenses or fractional shares, which may be payable in cash) shall be a Restricted Payment hereunder.

“RIC” means a person qualifying for treatment as a “regulated investment company”, as defined in Section 851 of the Code.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., a New York corporation, or any successor thereto.

“Sanctioned Holder” means a holder of a Note which is a Blocked Person.

“SBA” means the United States Small Business Administration or any Governmental Authority succeeding to any or all of the functions thereof.

“SBIC Equity Commitment” means a commitment by any Obligor to make one (1) or more capital contributions to an SBIC Subsidiary.

“SBIC Subsidiary” means (i) any direct or indirect wholly-owned Subsidiary (including such Subsidiary’s general partner or managing entity to the extent that the only material asset of such general partner or managing entity is its Equity Interest in the SBIC Subsidiary) of any Obligor licensed as a small business investment company under the Small Business Investment Act of 1958, as amended (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted), or (ii) any wholly-owned, directly or indirectly, Subsidiary of an entity referred to in clause (i) of this definition, and which is designated by the Company (pursuant to a certificate of a Senior Financial Officer delivered to the holders of the Notes) as an SBIC Subsidiary.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Second Closing” is defined in Section 3.

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“Secured Debt” means, determined on an aggregate basis, without duplication, in accordance with GAAP, all Indebtedness for borrowed money of the Company and its subsidiaries that is secured by a Lien on assets of the Company or a subsidiary of the Company; provided, however, that “Secured Debt” shall not include any Indebtedness of the Company secured by a lien on the commitments of investors of the Company, without recourse to the underlying assets of the Company.

“Secured Debt Ratio” is defined in Section 1.2(g).

“Secured Debt Ratio Adjusted Interest Rate” is defined in Section 1.2(h).

“Secured Debt Ratio Event” is defined in Section 1.2(i).

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Security Documents” means, collectively, the guarantee and security agreement and all other assignments, pledge agreements, security agreements, intercreditor agreements, control agreements and other instruments, in each case, executed and delivered at any time by any of the Obligors pursuant to the guarantee and security agreement or otherwise providing or relating to any collateral security for any of the secured obligations under the Bank Credit Agreement.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Senior Securities” means senior securities (as such term is defined and determined pursuant to the Investment Company Act and any orders of the SEC issued to the Company thereunder).

“Series” means any series of Notes issued pursuant to this Agreement or any Supplement hereto.

“Series 2024A Notes” is defined in Section 1.1.

“Shareholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of shareholders’ equity for the Company and its Subsidiaries at such date.

“Significant Subsidiary” means (a) any Obligor or (b) any other Subsidiary that, on a consolidated basis with its Subsidiaries, has aggregate assets or aggregate revenues greater than the greater of $50,000,000 and 5% of the aggregate assets or aggregate revenues of the Company and its Subsidiaries, taken as a whole, as of the end of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 7.1(a) or (b), as applicable.

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“SMBC” means Sumitomo Mitsui Banking Corporation.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Source” is defined in Section 6.2.

“SPE Subsidiary Recourse Obligation” has the meaning assigned to such term in the definition of “Standard Securitization Undertakings.”

“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer of such Equity Interest or such issuer’s affiliates, provided that (a) such Lien was created to secure Indebtedness owing by such issuer or such of its affiliates to such creditors, (b) such Indebtedness was (i) in existence at the time the Obligors acquired such Equity Interest, (ii) incurred or assumed by such issuer substantially contemporaneously with such acquisition or (iii) already subject to a Lien granted to such creditors.

“Specified Credit Facility” means any Material Credit Facility that is unsecured and in respect of which the Company is a borrower or guarantor entered into after the Closing, provided that in no event shall the amending, restating, amending and restating, supplementing, extending, renewing, refinancing, substituting or otherwise modifying or replacing of a Material Credit Facility entered into by the Company on or prior to the Closing cause such Material Credit Facility to become a Specified Credit Facility.

“Specified Purchase” has the meaning assigned to such term in the Bank Credit Agreement.

“Standard Securitization Undertakings” means, collectively, (a) customary arms-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for dilutive events or misrepresentations (in each case unrelated to the collectability of the assets sold or the creditworthiness of the associated account debtors), (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in middle market, broadly syndicated or commercial loan market accounts receivable securitizations, securitizations of financial assets, collateralized loan obligations, or loans to special purpose vehicles, including those owed to customary third-party service providers in connection with such transactions, such as rating agencies and accountants, (d) obligations (together with any related performance guarantees) under any customary bad boy guarantee and (e) obligations under customary limited recourse guarantees; provided, however,

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that any such guarantee described in this clause (e) shall not exceed 10% of the aggregate unfunded commitments plus outstandings under the applicable loan (any such guarantee described in this clause (e), a “SPE Subsidiary Recourse Obligation”).

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one (1) or more subsidiaries of the parent or by the parent and one (1) or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an Investment held by any Obligor in the ordinary course of business and that is not, under GAAP (as in effect on the Execution Date), consolidated on the financial statements of the Company and its Subsidiaries. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty or a joinder thereto.

“Subsidiary Guaranty” is defined in Section 9.7(a).

“Substitute Purchaser” is defined in Section 21.

“Supplement” is defined in Section 2.2.

“SVO” means the Securities Valuation Office of the NAIC.

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Term SOFR” means, for any calculation with respect to a Floating Rate Note for any Floating Interest Period, the sum of (i) Term SOFR Credit Adjustment Spread and (ii) the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator (the “Term SOFR Screen Rate”); provided that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference

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Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then clause (a)(ii) of this definition will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, provided that if Term SOFR determined as provided above shall ever be less than zero, then Term SOFR shall be deemed to be zero.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Floating Rate Required Holders, in consultation with the Company, in their reasonable discretion).

“Term SOFR Credit Adjustment Spread” means 0.10%.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Term SOFR Screen Rate” has the meaning specified in the definition of “Term SOFR.”

“Tranche A Notes” is defined in Section 1.

“Tranche B Notes” is defined in Section 1.

“Transferred Assets” has the meaning assigned to such term in Section 10.2(i).

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

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“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“Valuation Policy” means the Company’s valuation policy, as the same may be amended, supplemented, waived, or otherwise modified from time to time consistent with industry practice for business development companies and in a manner not prohibited by this Agreement.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

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[Form of Tranche A Note]

THE NOTE REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 IS AVAILABLE.

BlackRock Private Credit Fund

7.14% Series 2024A Senior Note, Tranche A, Due November 18, 2027

No. RA-[_____]	[Date]
$[_______]	PPN 09261Y A*1

For Value Received, the undersigned, BlackRock Private Credit Fund (herein called the “Company”), a statutory trust organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on November 18, 2027 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 7.14% per annum, as may be adjusted in accordance with Section 1.2 of the hereinafter defined Master Note Purchase Agreement, from the date hereof, payable semiannually, on the 18th day of May and November in each year, commencing with the May or November next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate (as defined in the Master Note Purchase Agreement), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Company in New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Master Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated November 18, 2024 (as from time to time amended, the “Master Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Master Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Master Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Master Note Purchase Agreement.

Schedule 1(A)
(to Master Note Purchase Agreement)

This Note is a registered Note and, as provided in the Master Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company shall treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Master Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Master Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

BlackRock Private Credit Fund

By:
Name:
Title:

[Form of Tranche B Note]

THE NOTE REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 IS AVAILABLE.

BlackRock Private Credit Fund

7.33% Series 2024A Senior Note, Tranche B, Due January 22, 2030

No. RB-[_____]	[Date]
$[_______]	PPN 09261Y A@9

For Value Received, the undersigned, BlackRock Private Credit Fund (herein called the “Company”), a statutory trust organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on January 22, 2030 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 7.33% per annum, as may be adjusted in accordance with Section 1.2 of the hereinafter defined Master Note Purchase Agreement, from the date hereof, payable semiannually, on the 22nd day of January and July in each year, commencing with the January or July next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate (as defined in the Master Note Purchase Agreement), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Company in New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Master Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated November 18, 2024 (as from time to time amended, the “Master Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Master Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Master Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Master Note Purchase Agreement.

Schedule 1(B)
(to Master Note Purchase Agreement)

This Note is a registered Note and, as provided in the Master Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company shall treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Master Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Prepayment Premium) and with the effect provided in the Master Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

BlackRock Private Credit Fund

By:
Name:
Title:

Form of Opinion of Special Counsel For The Company

[Intentionally Omitted]

Schedule 4.4(a)
(to Master Note Purchase Agreement)

Form of Opinion of Special Counsel
For The Purchasers

[Intentionally Omitted]

Schedule 4.4(b)
(to Master Note Purchase Agreement)

Schedule 5.3

Disclosure Materials

[Intentionally Omitted]

Schedule 5.3
(to Master Note Purchase Agreement)

Schedule 5.4

Subsidiaries of the Company and
Ownership of Subsidiary Stock

[Intentionally Omitted]

Schedule 5.4
(to Master Note Purchase Agreement)

Schedule 5.5

Financial Statements

[Intentionally Omitted]

Schedule 5.5
(to Master Note Purchase Agreement)

Schedule 5.15

Existing Indebtedness of the Company and its Subsidiaries

[Intentionally Omitted]

Schedule 5.15
(to Master Note Purchase Agreement)

Schedule 10.1

Transactions with Affiliates

[Intentionally Omitted]

Schedule 10.1
(to Master Note Purchase Agreement)

Schedule 10.2

Excluded Assets

[Intentionally Omitted]

Schedule 10.2
(to Master Note Purchase Agreement)

Schedule 10.7

Investments

[Intentionally Omitted]

Schedule 10.7
(to Master Note Purchase Agreement)

Exhibit 9.7

Form of Guaranty Agreement

This Guaranty Agreement, dated as of _________ (this “Guaranty Agreement”), is made by each of the undersigned (each a “Guarantor” and, together with each of the other signatories hereto and any other entities from time to time parties hereto pursuant to Section 12.1 hereof, the “Guarantors”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below). The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

PRELIMINARY STATEMENTS:

I. BlackRock Private Credit Fund, a Delaware statutory trust (the “Company”), has entered into a Master Note Purchase Agreement, dated November 18, 2024 (as amended, modified, supplemented or restated from time to time, the “Note Purchase Agreement”) with the Persons listed on the Purchaser Schedule thereto (the “Purchasers”). Capitalized terms used herein have the meanings specified in the Note Purchase Agreement unless otherwise defined herein.

II. Pursuant to the Note Purchase Agreement, the Company has issued and sold (a) $70,000,000 aggregate principal amount of its 7.14% Series 2024A Senior Notes, Tranche A, due November 18, 2027 (the “Tranche A Notes”) and (b) $55,000,000 aggregate principal amount of its 7.33% Series 2024A Senior Notes, Tranche B, due January 22, 2030 (the “Tranche B Notes”; and together with the Tranche A Notes and any other notes that may from time to time be issued pursuant to the Note Purchase Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note”).

III. Each Guarantor has received and will receive direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement. The Board of Directors or equivalent governing body, as applicable, of each Guarantor has determined that the incurrence of such obligations is in the best interests of such Guarantor.

NOW THEREFORE, in consideration of the funds advanced to the Company by the Purchasers under the Note Purchase Agreement and to enable the Company to comply with the terms of the Note Purchase Agreement, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

Section 1. Guaranty.

Each Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each holder the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, Prepayment Premium, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or

Exhibit 9.7
(to Master Note Purchase Agreement)

optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, the Note Purchase Agreement or any other instrument referred to therein (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Purchase Agreement. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Guarantor agrees that the Notes issued in connection with the Note Purchase Agreement may (but need not) make reference to this Guaranty Agreement.

Each Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (but limited, in the case of attorneys’ fees and expenses, to the reasonable and documented out of pocket attorneys’ fees of one special counsel for, collectively, each other holder of a Note, taken as a whole) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Guarantor, by any other Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes, the Note Purchase Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Note Purchase Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement, in each case other than any damage, loss, cost or expense that resulted from (A) the bad faith, gross negligence or willful misconduct or breach of the Note Purchase Agreement or any Note by such holder of a Note or (B) a claim between a holder of a Note, on the one hand, and any holder of a Note, on the other hand (other than claims arising out of any act or omission by the Company and/or its Affiliates).

Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes or the Note Purchase Agreement.

Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, the holders (on behalf of themselves and their successors and assigns) and each Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Guarantor, then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations with respect to such Guarantor to the Maximum Guaranteed Amount. Such amendment shall not require the written consent of any Guarantor or any holder and shall be deemed to have been automatically consented to by each Guarantor and each holder. Each Guarantor agrees that the Guaranteed

Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor. “Maximum Guaranteed Amount” means as of the date of determination with respect to a Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Guaranty Agreement subject to avoidance under applicable Debtor Relief Laws. “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Section 2. Obligations Absolute; Termination.

The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Purchase Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Company or any holder or otherwise, and shall, except as expressly contemplated by the Note Purchase Agreement and this Guaranty Agreement, remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Purchase Agreement or any other instrument referred to therein (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes, the Note Purchase Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Purchase Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company, any Guarantor or its respective property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Company or any Subsidiary into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Company or any Subsidiary to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have. Each Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

Notwithstanding anything to the contrary set forth herein or in the Notes, the Note Purchase Agreement or any other instrument referred to therein, this Guaranty Agreement is subject to termination and discharge with respect to one or more Guarantors pursuant to Section 8 of this Guaranty Agreement.

Section 3. Waiver.

Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Purchase Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Guarantor with respect to any Note, notice to the Company or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company or any Guarantor, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Purchase Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder.

Section 4. Obligations Unimpaired.

Each Guarantor authorizes the holders, without notice or demand to such Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Purchase Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Purchase Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount, the Prepayment Premium or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Purchase Agreement or any other instrument referred to therein, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Company, any Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. No holder shall have any obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Guarantor or any other guarantor of a case or proceeding under a bankruptcy or insolvency law, such Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Purchase Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

Section 5. Subrogation and Subordination.

(a) Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b) Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash to the holders of Notes of all of the Guaranteed Obligations. If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders, as applicable, promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty Agreement.

(c) If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders, as applicable, promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty Agreement.

(d) Each Guarantor acknowledges that it has received and will receive direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

(e) Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations. Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed. Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the holders of the Notes hereunder or under the Notes, the Note Purchase Agreement or any other document, instrument or agreement executed in connection therewith, and each Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

Section 6. Reinstatement of Guaranty.

This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantor, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantor or any part of its respective property, or otherwise, all as though such payments had not been made.

Section 7. Representations and Warranties of Each Guarantor

Each Guarantor represents and warrants to each holder as follows:

Section 7.1. Organization; Power and Authority. Such Guarantor is a [_______________], duly organized, validly existing and in good standing under the laws of its jurisdiction of [_________], and is duly qualified as a foreign [_______________] and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Guarantor has the [__________] power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty Agreement and to perform the provisions hereof.

Section 7.2. Authorization, Etc. This Guaranty Agreement has been duly authorized by all necessary [__________] action on the part of such Guarantor, and this Guaranty Agreement constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 7.3. Compliance with Laws, Other instruments, Etc. The execution, delivery and performance by such Guarantor of this Guaranty Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational documents, or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its Subsidiaries. “Governmental Authority” means (x) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any other jurisdiction in which such Guarantor or any of its Subsidiaries conducts all or any part of its business, or which asserts jurisdiction over any properties of such Guarantor or any of its Subsidiaries, or (y) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

Section 7.4. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty Agreement other than such as have been obtained or made and are or will be in full force and effect.

Section 7.5. Information regarding the Company Such Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company. No holder shall have any duty or responsibility to provide such Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into possession of the holders. Such Guarantor has executed and delivered this Guaranty Agreement without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Company, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

Section 7.6. Solvency. Upon the execution and delivery hereof, such Guarantor will be solvent, will be able to pay its debts as they mature, and will have capital sufficient to carry on its business.

Section 8. Term of Guaranty Agreement; Release.

This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6; provided, that each Guarantor shall automatically by released from this Guaranty Agreement, and such Guarantor’s obligations under this Guaranty Agreement terminated: (a) in connection with any sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger, consolidation, amalgamation or combination), in a transaction not prohibited by the Note Purchase Agreement, to a Person that is not (either before or after giving effect to such transaction) the Company or a Wholly-Owned Subsidiary of the Company and as a result of such sale or disposition, such Subsidiary Guarantor has been released and discharged under each Material Credit Facility; (b) in connection with any sale or other disposition of capital stock of such Guarantor, in a transaction not prohibited by the Note Purchase Agreement, to a Person that is not (either before or after giving effect to such transaction) the Company or a Wholly-Owned Subsidiary of the Company, if the Subsidiary Guarantor ceases to be a Wholly-Owned Subsidiary of the Company and has been released and discharged under each Material Credit Facility as a result of such sale or other disposition; or (c) pursuant to Section 9.7(b) of the Note Purchase Agreement (but subject to the requirements of such Section 9.7(b) of the Note Purchase Agreement).

Section 9. Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder. All statements contained in any certificate or other instrument delivered by or on behalf of a Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of such Guarantor under this Guaranty Agreement. Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each holder and the Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 10. Amendment and Waiver.

Section 10.1. Requirements. Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Section 2, 3, 4, 5, 6, 8, or 10 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guaranty Agreement) will be effective as to the any holder unless consented to by such holder in writing, as applicable.

Section 10.2. Binding Effect. Any amendment or waiver consented to as provided in this Section 10 applies equally to all holders and is binding upon them and upon each future holder and upon each Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between a Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder. As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.

Section 10.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

Section 11. Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy to any Person who has provided a telecopy number in its notice instructions and if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), (c) by an internationally recognized overnight delivery service (with charges prepaid), or (d) by e-mail. Any such notice must be sent:

(a) if to any Guarantor, to such Guarantor at 50 Hudson Yards New York, NY 10001, Attention of [________________] or such other address as such Guarantor shall have specified to the holders in writing and if by email to [________________] (E mail: [________________]), or

(a) if to any holder, to such holder at the physical or e-mail addresses or telecopy number specified for such communications set forth in the Purchaser Schedule to the Note Purchase Agreement, or such other address as such holder shall have specified to the Guarantors in writing.

Section 12. Miscellaneous.

Section 12.1. Successors and Assigns; Joinder. All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not. It is agreed and understood that any Person may become a Guarantor hereunder by executing a Guarantor Supplement substantially in the form of Exhibit A attached hereto and delivering the same to the holders. Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty Agreement.

Section 12.2. Severability. Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12.3. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant. Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 12.4. Headings. The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

Section 12.5. Further Assurances. Each Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.

Section 12.6. Governing Law. This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 12.7. Jurisdiction and Process; Waiver of Jury Trial.

(a) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each Guarantor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 12.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) Each Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 12.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 11 or at such other address of which such holder shall then have been notified pursuant to Section 11. Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 12.7 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) THE GUARANTORS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

Section 12.8. Reproduction of Documents; Electronic Signatures. This Guaranty Agreement may be reproduced by any holder by any photographic, photostatic, electronic, digital, or other similar process and such holder may destroy any original document so reproduced. Each Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 12.8 shall not prohibit any Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. Delivery of an electronic signature to or a signed copy of this Guaranty Agreement or any Guarantor Supplement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Guaranty Agreement and any Guarantor Supplement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any holder of Notes shall request manually signed counterpart signatures to this Guaranty Agreement or any Guarantor Supplement, each Guarantor hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

[Intentionally Left Blank – Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned Guarantor[s] [has][have] caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

[GUARANTOR]

By:
Name:
Title:

EXHIBIT A

FORM OF GUARANTOR SUPPLEMENT

THIS GUARANTOR SUPPLEMENT (this “Guarantor Supplement”), dated as of [________________, 20__] is made by [________________], a [__________________] (the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Purchase Agreement described below.

PRELIMINARY STATEMENTS:

I.  Pursuant to the Master Note Purchase Agreement, dated as of November 18, 2024 (as amended, modified, supplemented or restated from time to time, the “Note Purchase Agreement”), by and among BlackRock Private Credit Fund, a Delaware statuary trust (the “Company”), and the Persons listed on the Purchaser Schedule thereto (the “Purchasers”), the Company has issued and sold (a) $70,000,000 aggregate principal amount of its 7.14% Series 2024A Senior Notes, Tranche A, due November 18, 2027 (the “Tranche A Notes”) and (b) $55,000,000 aggregate principal amount of its 7.33% Series 2024A Senior Notes, Tranche B, due January 22, 2030 (the “Tranche B Notes”; and together with the Tranche A Notes and any other notes that may from time to time be issued pursuant to the Note Purchase Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note”).

II. The Company is required pursuant to the Note Purchase Agreement to cause the Additional Guarantor to deliver this Guarantor Supplement in order to cause the Additional Guarantor to become a Guarantor under the Guaranty Agreement, dated as of ________, executed by certain Subsidiaries of the Company (together with each entity that from time to time becomes a party thereto by executing a Guarantor Supplement pursuant to Section 12.1 thereof, collectively, the “Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”).

III. The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Company’s compliance with the terms and conditions of the Note Purchase Agreement and the Notes issued thereunder.

IV. Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Purchase Agreement.

Now therefore, in consideration of the funds advanced to the Company by the Purchasers under the Note Purchase Agreement and to enable the Company to comply with the terms of the Note Purchase Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows:

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The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement. Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the Guaranty Agreement, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations (as defined the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement and (d) waives the rights, submits to jurisdiction, and waives the right to trial by jury as described in Section 12.7 of the Guaranty Agreement.

Notice of acceptance of this Guarantor Supplement and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.

The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 11 of the Guaranty Agreement is set forth below.

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IN WITNESS WHEREOF, the Additional Guarantor has caused this Guarantor Supplement to be duly executed and delivered as of the date and year first above written.

[NAME OF GUARANTOR]

By:
Name:
Title:

Notice Address for such Guarantor:
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BlackRock Private Credit Fund

[Number] Supplement to Master Note Purchase Agreement

Dated as of ______________________

Re:      $____________ _____% Series _______ Senior Notes

Due _____________________

Exhibit S

(to Note Purchase Agreement)

BlackRock Private Credit Fund

50 Hudson Yards

New York, New York 10001

Dated as of

____________________, 20__

To the Additional Purchaser(s) named in

Schedule A hereto

Ladies and Gentlemen:

This [Number] Supplement to Master Note Purchase Agreement (the “Supplement”) is between BlackRock Private Credit Fund, a Delaware statutory trust (the “Company”), and the institutional investors named on Schedule A attached hereto (the “Additional Purchasers”).

Reference is hereby made to that certain Master Note Purchase Agreement dated November 18, 2024 (the “Note Purchase Agreement”) among the Company and the Purchasers listed on the Purchaser Schedule thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 4.14 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

The Company hereby agrees with the Additional Purchaser(s) as follows:

1. The Company has authorized the issue and sale of $__________ aggregate principal amount of its _____% Series ______ Senior Notes due _________, ____ (the “Series ______ Notes”). The Series ____ Notes, together with the Series 2024A Notes [and the Series ____ Notes] issued pursuant to the Note Purchase Agreement, [list each other previously issued Series of Additional Notes] and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series _____ Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Additional Purchaser(s) and the Company.

2. Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Additional Purchaser, and each Additional Purchaser agrees to purchase from the Company, Series _____ Notes in the principal amount set forth opposite such Additional Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereinafter mentioned.

S-1

3. The sale and purchase of the Series ______ Notes to be purchased by each Additional Purchaser shall occur at the offices of [●], at 8:00 a.m. [Chicago time], at a closing (the “Series ______ Closing”) on ______, ____ or on such other Business Day thereafter on or prior to _______, ____ as may be agreed upon by the Company and the Additional Purchasers. At the Series ___ Closing, the Company will deliver to each Additional Purchaser the Series ______ Notes to be purchased by such Additional Purchaser in the form of a single Series ______ Note (or such greater number of Series ______ Notes in denominations of at least $100,000 as such Additional Purchaser may request) dated the date of the Series _____ Closing and registered in such Additional Purchaser’s name (or in the name of such Additional Purchaser’s nominee), against delivery by such Additional Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [__________________________] at ____________ Bank, [Insert Bank address, ABA number for wire transfers, and any other relevant wire transfer information]. If, at the Series ___ Closing, the Company shall fail to tender such Series ______ Notes to any Additional Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Additional Purchaser’s satisfaction, such Additional Purchaser shall, at such Additional Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Additional Purchaser may have by reason of such failure by the Company to tender such Series ______ Notes or any of the conditions specified in Section 4 not having been fulfilled to such Additional Purchaser’s satisfaction.

4. The obligation of each Additional Purchaser to purchase and pay for the Series ______ Notes to be sold to such Additional Purchaser at the Series _____ Closing is subject to the fulfillment to such Additional Purchaser’s satisfaction, prior to the Series ___ Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement with respect to the Series ______ Notes to be purchased at the Series _____ Closing as if each reference to “Notes,” “Closing” and “Additional Purchaser” set forth therein was modified to refer to the “Series ______ Notes,” the “Series ___ Closing” and the “Additional Purchaser” (each as defined in this Supplement) and to the following additional conditions:

(a) Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of the Series ___ Closing (except for representations and warranties which apply to a specific earlier date (other than the date of an earlier Closing) which shall be true as of such earlier date or as of the date specified in Exhibit A to the extent such provision is superseded in Exhibit A) and the Company shall have delivered to each Additional Purchaser an Officer’s Certificate, dated the date of the Series _____ Closing certifying that such condition has been fulfilled.

(b) Contemporaneously with the Series ___ Closing, the Company shall sell to each Additional Purchaser, and each Additional Purchaser shall purchase, the Series ______ Notes to be purchased by such Additional Purchaser at the Series _____ Closing as specified in Schedule A.

S-2

5. [Here insert special provisions for Series ______ Notes including Make-Whole Amount and Prepayment Premium calculations and mandatory prepayment provisions applicable to Series ______ Notes and any series-specific closing conditions applicable to Series ______ Notes].

6. Each Additional Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series ______ Notes by such Additional Purchaser as if each reference to “Notes,” “Closing” and “Purchaser” set forth therein was modified to refer to the “Series ______ Notes,” the “Series ___ Closing” and the “Additional Purchaser” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by this Supplement.

7. The Company and each Additional Purchaser agree to be bound by and comply with the terms and conditions of the Note Purchase Agreement, as supplemented by this Supplement as fully and completely as if such Additional Purchaser were an original signatory to the Note Purchase Agreement.

8. This Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

9. This Supplement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. The parties agree to electronic contracting and signatures with respect to this Supplement. Delivery of an electronic signature to, or a signed copy of, this any Supplement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Supplement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

The execution hereof shall constitute a contract between the Company and the Additional Purchaser(s) for the uses and purposes hereinabove set forth.

S-3

BlackRock Private Credit Fund

By:
Name:
Title:

Accepted as of __________, _____

[Additional Purchaser]

By:
Name:
Title:

S-4

Information Relating to Additional Purchasers

Name and Address of Additional Purchaser	Principal Amount and Registered Note Number of Series ______ Notes to Be Purchased
[Name of Additional Purchaser]	$
(1) All payments by wire transfer of immediately available funds to:
with sufficient information to identify the source and application of such funds.
(2) All notices of payments and written confirmations of such wire transfers:
(3) E-mail address for Electronic Delivery:
(4) All other communications:
(5) U.S. Tax Identification Number:

Schedule A

(to Supplement)

EXHIBIT A

To Supplement No. ____

Supplemental Representations

The Company represents and warrants to each Additional Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement (other than representations and warranties that apply solely to a specific earlier date (other than the date of an earlier Closing) which shall be true as of such earlier date and other than the Section references hereinafter set forth) is true and correct in all material respects as of the date hereof with respect to the Series ______ Notes with the same force and effect as if each reference to “the Notes” set forth therein was modified to refer to the “Series ______ Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the _______ Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

Section 5.3. Disclosure. (a) The Company, through its agent, ___________, has delivered to each Purchaser a copy of an [Investor Presentation], dated __________ (the “Presentation”), relating to the transactions contemplated hereby in connection with the Series ________ Notes. This Agreement, the Presentation, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Additional Purchasers by or on behalf of the Company (other than financial projections and other forward-looking information referenced in Section 5.3(b), information relating to third parties and information of a general economic or general or specific industry nature) prior to [circle date] in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Presentation and such documents, certificates or other writings and such financial statements delivered to each Additional Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, did not as of [circle date], and, after taking into account all updates and/or supplements thereto and the same having been delivered to the Purchasers, do not, as of the date of Closing, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since ____________, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

(b) All financial projections and other forward-looking information which has been delivered to each Additional Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement are based upon good faith assumptions and, in the case of financial projections of the Company, good faith estimates, in each case, believed to be reasonable at the time made, it being recognized that (1) such financial information as it relates to future events is subject to significant and inherent uncertainty and contingencies (many of which

Exhibit A

(to Supplement)

are beyond the control of the Company) and that no assurance can be given that such financial information will be realized, and are therefore not to be viewed as fact, and (2) actual results during the period or periods covered by such financial information may materially differ from the results set forth therein.

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists as of the date of the Series ___ Closing of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor, and (ii) the Company’s trustees and senior officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, and, to the extent applicable, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c) Each Subsidiary is a limited liability company or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign limited liability company or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, except in those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the limited liability company or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, except where the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) No Subsidiary is subject to any material legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Additional Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes, but excluding all financial projections and other forward-looking information) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments [and lack of footnotes]).

A-2

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series __ Notes or any similar Securities for sale to, or solicited any offer to buy the Series __ Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Additional Purchasers and not more than ______ other Institutional Investors, each of which has been offered the Series __ Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series __ Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series __ Notes hereunder for general corporate purposes of the Company and its Subsidiaries and as otherwise set forth in the section of the _______ entitled “__________”. No part of the proceeds from the sale of the Series __ Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than ___% of the value of the consolidated assets of the Company and its subsidiaries and the Company does not have any present intention that margin stock will constitute more than ___% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 (as may be updated by the Company for each Closing pursuant to any Supplement executed and delivered in connection with such Closing) sets forth a complete and correct list of all outstanding Material Indebtedness of the Company and its Subsidiaries (provided the aggregate amount of all Indebtedness not listed on Schedule 5.15 does not exceed $50,000,000) as of the last business day of the month immediately preceding the Closing (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guarantee thereof), since which date there has been no change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. As of [__________], 20[__], neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and, to the knowledge of the Company, no event or condition exists with respect to any Material Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

A-3

(b) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Material Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15 (as may be updated by the Company for each Closing pursuant to any Supplement executed and delivered in connection with such Closing).

[Add any additional Sections as appropriate at the time the Series ______ Notes are issued]

A-4

Exhibit 1 to Exhibit S (Form Of Supplement)

[Form of Fixed Rate Note]

THE NOTE REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 IS AVAILABLE.

BlackRock Private Credit Fund

[_______]% Series [__] Senior Note, Tranche A, Due [Maturity Date]

No. RA-[_____]	[Date]
$[_______]	PPN[______________]

For Value Received, the undersigned, BlackRock Private Credit Fund (herein called the “Company”), a statutory trust organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on [Maturity Date] (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of [______]% per annum, as may be adjusted in accordance with Section 1.2 of the hereinafter defined Master Note Purchase Agreement, from the date hereof, payable semiannually, on the [___] day of [__________] and [_________] in each year, commencing with the [_________] or [_________] next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount (if any), at a rate per annum from time to time equal to the Default Rate (as defined in the Master Note Purchase Agreement), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Company in New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Master Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Supplement dated [_] to the Master Note Purchase Agreement, dated November 18, 2024 (as from time to time amended, supplemented or modified, the “Master Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled

Schedule 1(A)
(to Master Note Purchase Agreement)

to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Master Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Master Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Master Note Purchase Agreement.

This Note is a registered Note and, as provided in the Master Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company shall treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

[The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.] [This Note is not subject to regularly scheduled prepayments of principal.] This Note is [also] subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Master Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Master Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

BlackRock Private Credit Fund

By:
Name:
Title:

[Form of Floating Rate Note]

THE NOTE REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 IS AVAILABLE

BlackRock Private Credit Fund

Floating Rate Series [__] Senior Note, Tranche B, Due [Maturity Date]

No. RB-[_____]	[Date]
$[_______]	PPN[______________]

For Value Received, the undersigned, BlackRock Private Credit Fund (herein called the “Company”), a statutory trust organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on [Maturity Date] (the “Maturity Date”), with interest [(computed on the basis of a 360-day year and actual days elapsed)] (a) on the unpaid balance hereof at a floating rate per annum equal to the Term SOFR Reference Rate (as defined in the hereinafter defined Master Note Purchase Agreement), as may be adjusted in accordance with Section 1.2 of the hereinafter defined Master Note Purchase Agreement, from the date hereof, payable [semiannually/quarterly], on the [___] day of [__________] and [_________] [[_________] and [________]] in each year, commencing with the [_________] or [_________] [[_________] or [_________]] next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Prepayment Premium (if any), at a rate per annum from time to time equal to the Default Rate (as defined in the Master Note Purchase Agreement), payable [semiannually/quarterly] as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on any Prepayment Premium with respect to this Note are to be made in lawful money of the United States of America at the Company in New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Master Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Supplement dated [_] to the Master Note Purchase Agreement, dated November 18, 2024 (as from time to time amended, supplemented or modified, the “Master Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled

Schedule 1(A)
(to Master Note Purchase Agreement)

to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Master Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Master Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Master Note Purchase Agreement.

This Note is a registered Note and, as provided in the Master Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company shall treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

[The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.] [This Note is not subject to regularly scheduled prepayments of principal.] This Note is [also] subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Master Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Prepayment Premium) and with the effect provided in the Master Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

BlackRock Private Credit Fund

By:
Name:
Title:

BlackRock Private Credit Fund

50 Hudson Yards

New York, New York 10001

Information Relating to Purchasers

[Intentionally Omitted]

PURCHASER SCHEDULE
(to Master Note Purchase Agreement)